CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS,
     HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
          COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE
                            ACT OF 1934, AS AMENDED.




                                                                   EXHIBIT 10.21




                   INTERNATIONAL FLUMIST(TM) LICENSE AGREEMENT


                                     AVIRON
                                       AND
                       AMERICAN HOME PRODUCTS CORPORATION
                               ACTING THROUGH ITS
                       WYETH-AYERST LABORATORIES DIVISION



                                JANUARY 11, 1999

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                   INTERNATIONAL FLUMIST(TM) LICENSE AGREEMENT

        THIS INTERNATIONAL FLUMIST(TM) LICENSE AGREEMENT (the "Agreement"), signed on January 11, 1999 (the "Signing Date"), is by and between AVIRON, a Delaware corporation with its principal place of business at 297 North Bernardo Avenue, Mountain View, California 94043 ("Aviron"), and AMERICAN HOME PRODUCTS CORPORATION ("AHPC"), acting through its WYETH-AYERST LABORATORIES DIVISION, a Delaware corporation with its principal place of business at 555 Lancaster Avenue, St. Davids, Pennsylvania, 19087 ("Wyeth-Ayerst"). Aviron and Wyeth-Ayerst are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

        WHEREAS, Aviron has been licensed exclusive rights to, and has developed substantial additional proprietary rights regarding, an intranasally delivered cold adapted vaccine formulation against influenza and influenza-associated illnesses, [***] known as FluMist(TM) or FluEnz(TM) (collectively, "FluMist");

        WHEREAS, Aviron is engaged in the development, and when developed, the manufacture or contract manufacture, marketing and sale, of FluMist, in [***];

        WHEREAS, Wyeth-Ayerst is not currently engaged in the development of any intranasally delivered influenza vaccine product;

        WHEREAS, the Parties have entered that certain U.S. License and Collaboration Agreement of even date herewith;

        WHEREAS, the Parties intend to establish a collaboration for the development and commercialization of FluMist in certain territories outside of the United States and its territories and possessions, with the purpose of obtaining the rapid and competitive release of FluMist, and under which Wyeth-Ayerst will market and promote the FluMist vaccine [***];

        WHEREAS, in connection with establishing the collaboration described herein, Aviron desires to grant to Wyeth-Ayerst, and Wyeth-Ayerst desires to obtain, certain license rights to FluMist on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

        Any capitalized terms used but not defined herein shall have the meaning given them in the U.S. Agreement to the extent defined therein. The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:


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

        1.1 "AFFILIATE" means, with respect to a Party or to AHPC, any Person that, directly or indirectly, is controlled by, controls or is under common control with such Party, but only for so long as such relationship exists. "Control," as used in this Section 1.1, means having the power to direct, or cause the direction of, the management and policies of any entity, whether through ownership of voting securities, by contract, or otherwise. For purposes of this Agreement the term "Affiliate" shall not, however, include subsidiaries in which a Person owns a majority of the ordinary voting power to elect a majority of the board of directors, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

        1.2 "AGENCY" means any national, supranational, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity that has authority, responsibility, or jurisdiction as to any Regulatory Approval for a regulatory jurisdiction within the Territory.

        1.3 "ANNUAL NET SALES" means Net Sales per Calendar Year.

        1.4 "AVIRON KNOW-HOW" means any Information owned or Controlled by Aviron either (a) as of the Effective Date, or (b) during the term of this Agreement, that is useful or necessary in the clinical development, Regulatory Approval, commercialization, marketing or manufacture of the Product for use in the Field in the Territory. "Aviron Know-How" shall not include any Information in the Joint Technology nor any Aviron Patents.

        1.5 "AVIRON PATENTS" means (a) those Patents owned or Controlled by Aviron which cover the manufacture, use, sale, offer for sale or importation of the Product in the Field and in the Territory (which as of the Signing Date consist of those listed on Schedule 1.5 hereto, as may be amended from time to time); and (b) any Patents claiming any Invention owned solely by Aviron pursuant to Section 14.1(b) that cover the manufacture, use, sale, offer for sale or importation of the Product. "Aviron Patents" shall not include any Joint Patents.

        1.6 "AVIRON PRODUCT MATERIALS" means any [***] or any [***] or any other biological materials transferred to Wyeth-Ayerst by Aviron under this Agreement; and [***] to the extent that [***] other than [***] as permitted pursuant to Section [***].

        1.7 "AVIRON RESULTS" shall have the meaning ascribed in Section 14.1.

        1.8 "CALENDAR YEAR" means the period of time commencing on January 1 of a given year, and ending on December 31 of such year.

        1.9 "COLLABORATION" means the collaborative activities undertaken by the Parties in accordance with this Agreement to develop and commercialize the Product in the Field in the Territory.

        1.10 "COMMERCIALIZATION EXPENSES" means those costs, excluding [***] but including [***] incurred by Wyeth-Ayerst or for its account which are specifically identifiable to the advertising, promotion and marketing (including market preparation and other pre-launch activities) of the Product and related professional promotion and education (to the extent not


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[***]=CONFIDENTIAL TREATMENT REQUESTED.


                                       2.

performed by sales representatives), including, without limitation, television and electronic advertisements, advertorials and infomercials, print advertisements, direct mail, exhibitions at seminars and conferences, samples packages, promotional literature and market research.

        1.11 "COMMERCIALLY REASONABLE EFFORTS" means efforts and resources normally used by a Party for a vaccine owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the vaccine, the regulatory structure involved, the potential or actual profitability of the vaccine, and other relevant commercial factors. A Party shall not be determined to have failed to use Commercially Reasonable Efforts to the extent any failure or delay in such Party's efforts is attributable to the action or failure to act of the other Party, or material breach by the other Party of any provision of this Agreement.

        1.12 "[***]" means a [***] other than [***] as of the Effective Date or as [***] pursuant to Section [***] the [***] or any [***] described in Schedule 1.12, which is either [***] for the [***] including [***] in a [***] within a Region in the Territory.

        1.13 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 13.1.

        1.14 "CONTROL" OR "CONTROLLED" means the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and/or trade secret information), and the right to provide access to or cross-reference to regulatory filings, in each case to the extent not in violation of the terms of any agreement or other arrangement with any Third Party in existence as of the Effective Date.

        1.15 "EFFECTIVE DATE" shall have the meaning set forth in Section 21.16 of the U.S. Agreement.

        1.16 "EMEA" means the European Medical Evaluation Agency, or any successor agency.

        1.17 "FDA" means the United States Food and Drug Administration, or any successor agency.

        1.18 "FIELD" means the use of the Product [***] (a) to prevent influenza and influenza-associated illnesses, [***] in a Target Population, or other population, for which the Product, as to a regulatory jurisdiction, has been granted Regulatory Approval by the Relevant Agency; or (b) for any [***] which are [***] under the Collaboration pursuant to Section [***]. The "Field" specifically excludes use or sale of the Product [***].

        1.19 "FINISHED PRODUCT" means the Product in finished, packaged form.

        1.20 "FLU SEASON" means, as to each Region, nation or territory within the Territory, the influenza vaccine selling season, which shall be deemed to begin upon the date of the first commercial sale of trivalent Finished Product comprising the set of influenza strains designated by the governmental agency having statutory or regulatory authority or responsibility for designating influenza strains against which influenza vaccines should be targeted, and to end


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                                       3.

upon the first commercial sale of Finished Product comprising the next set of influenza strains designated by such governmental agency; provided that a "Flu Season" shall not in any event extend for more than twelve (12) months from the first commercial sale of a given Finished Product in such Region, nation or territory. In the case of a Region, nation or territory that has no such governmental agency, a given "Flu Season" shall be deemed to begin on the same date as the "Flu Season" in the U.S. Agreement if such Region, nation or territory is located in whole or in part in the northern hemisphere, and a given "Flu Season" shall be deemed to begin on the same date as the first lot release by Aviron or its contractor for supply to Australia for the upcoming influenza vaccine selling season if such Region, nation or territory is located entirely within the southern hemisphere.

        1.21 "GOOD CLINICAL PRACTICE" OR "GCP" shall mean the then current standards for clinical trials for biologicals, as set forth in the United States Federal Food, Drug and Cosmetics Act ("FD&C Act") and applicable regulations and guidances promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other governmental organizations and agencies of nations or territories within the Territory in which the Product is intended to be sold, to the extent such standards do not contravene the United States GCP.

        1.22 "GOOD LABORATORY PRACTICE" OR "GLP" shall mean the then current standards for laboratory activities for biologicals, as set forth in the FD&C Act and applicable regulations promulgated and guidances thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other governmental organizations and agencies of nations or territories within the Territory in which the Product is intended to be sold, to the extent such standards do not contravene the United States GLP.

        1.23 "GOOD MANUFACTURING PRACTICE" OR "GMP" shall mean the current standards for the manufacture of biologicals, as set forth in the FD&C Act and applicable regulations and guidances promulgated hereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other governmental organizations and agencies of nations or territories within the Territory in which the Product is intended to be sold, to the extent such standards do not contravene the United States GMP.

        1.24 "INFORMATION" means techniques and data relating to the Product and including (but not limited to) practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological, preclinical and clinical test data, analytical and quality control data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions. Information shall include any Invention for which a patent application has not been filed, or if filed, has not been published.

        1.25 "INJECTABLE PRODUCT" means Wyeth-Ayerst's injectable, inactivated influenza vaccine product, based on the commercial technology used by Wyeth-Ayerst as of the Signing Date in the Territory.

        1.26 "INTERNATIONAL COMMERCIALIZATION COMMITTEE" OR "ICC" means the committee formed by the Parties to develop commercial strategies, marketing plans and budgets for the Product in the Territory and co-ordinate the Product marketing and sales activities, as further described in Article 3.



                                       4.

        1.27 "INTERNATIONAL COMMERCIALIZATION PLAN" shall have the meaning set forth in Section 7.2.

        1.28 "INTERNATIONAL DEVELOPMENT COMMITTEE" OR "IDC" means the committee formed by the Parties to oversee the clinical development, regulatory strategy and manufacture of the Product as further described in Article 4.

        1.29 "INTERNATIONAL DEVELOPMENT PLAN" means the plan for development of the Product in the Field in the Territory created by the IDC to be carried out by the Parties as further described in Section 6.3.

        1.30 "INVENTION" means any patentable invention or discovery.

        1.31 "JCC" means the Joint Commercialization Committee, as defined in the U.S. Agreement.

        1.32 "JDC" means the Joint Development Committee, as defined in the U.S. Agreement.

        1.33 "JOINT PATENT" means a Patent claiming an Invention in the Joint Technology.

        1.34 "JOINT TECHNOLOGY" means all Information and Inventions discovered or developed jointly by one or more employees or consultants of one Party and by one or more employees or consultants of the other Party during the term of and pursuant to the Agreement, as determined under the United States laws of inventorship.

        1.35 "LAUNCH" OR "LAUNCH DATE" means the date of the first commercial sale of the Product in the Territory for use in the Field following Regulatory Approval.

        1.36 "[***]" means a [***] of the Product which, during the dating period established by the FDA or other applicable Regulatory Agency, [***] and does not [***] provided that if the [***] of the Product which exists as of the Effective Date is determined to [***] during the dating period, then such [***] shall be included in "[***]".

        1.37 "MAA" means the Marketing Approval Application submitted to the EMEA for the Product in the Field, or any equivalent marketing approval application submitted to an Agency for a Regulatory Approval to commercially market and sell the Product.

        1.38 "[***]" means the influenza strains [***] and designated [***] and any structural equivalents thereto, including any and all progeny, derivatives, replications, variants, recombinants, and reassortants thereof, whether generated by viral replication or by recombinant genetic engineering methods. "Structural equivalents" include any influenza virus: (a) that comprises [***] genome segments having a cumulative nucleotide sequence identity of at least [***] to the corresponding genome segments of [***] or (b) that comprises at least one characteristic nucleotide sequence feature or encoded amino acid sequence feature of any gene segment selected from the list of such features shown in Schedule 1.38; or (c) for which Wyeth-Ayerst cannot provide reasonable evidence to a mutually agreed upon independent Third Party


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[***]=CONFIDENTIAL TREATMENT REQUESTED.


                                       5.

laboratory, under an agreement that restricts such Third Party from disclosing Wyeth-Ayerst's confidential information to Aviron, that the virus is not derived from [***]

        1.39 "MICHIGAN" means the Regents of the University of Michigan, a constitutional corporation of the State of Michigan with offices located at Wolverine Tower, Room 2071, 3003 South State Street, Ann Arbor, Michigan, 48109-1280, USA.

        1.40 "MICHIGAN AGREEMENT" means the Materials Transfer and Intellectual Property Agreement between Aviron and Michigan dated February 24, 1995, as amended and attached hereto as Schedule 1.40.

        1.41 "NET SALES" means the sum of all amounts actually received and all other consideration actually received (or, when in a form other than cash or its equivalent, the fair market value thereof when received) by Wyeth-Ayerst, its Affiliates and its sublicensees from persons or entities due to or by reason of the sale, distribution or use of Finished Product in the Territory, less the following deductions and offsets, but only to the extent such sums are otherwise included in the computation of Net Sales, or are paid or credited by Wyeth-Ayerst, its Affiliates and its sublicensees and not otherwise reimbursed:

               (a) [***] in such amounts as [***];

               (b) any tax, excise, or other governmental charges upon or measured by the production, sales, transportation, delivery or use of said Finished Product contained therein;

               (c) [***] other than those described above;

               (d) [***] (to the extent that the foregoing [***] do not exceed [***]) of the sum of all amounts actually received and all other consideration actually received for the Product (or, when in a form other than cash or its equivalent, the fair market value thereof when received));

               (e) amounts [***]; and

               (f) taxes paid by Wyeth-Ayerst or its Affiliates to government or an instrumentality thereof under a tax regulatory scheme equivalent to 42 U.S.C. 300 aa-1 et seq. or other similar legislation, insuring against liability arising out of the manufacture, use or sale of Finished Product by Wyeth-Ayerst or its Affiliates.

        Sales of Finished Product intended for resale to Third Parties, and made internally amongst Wyeth-Ayerst and its Affiliates or sublicensees shall not be deemed sales for purposes of calculating "Net Sales" (however the resale by the recipient shall be included in the calculation of "Net Sales" and subject to royalties).

        1.42 "[***]" means the sale or distribution of [***] in the Territory for use in [***] other than pursuant to a [***].


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[***]=CONFIDENTIAL TREATMENT REQUESTED.



                                       6.

        1.43 "[***]" means either (a) a [***] (which may include, e.g., a [***]
(b) a [***] or (c) any other [***] determined by Aviron to be useful in [***]

        1.44 "[***]" means [***] other than the [***] for which Aviron intends to [***] in the Territory and to [***] during the term of the Agreement, e.g., [***]

        1.45 "PATENT" means patents, applications for patent, provisional applications for patent, and any patents issuing therefrom (including any divisions, continuations, continued prosecution applications and continuations-in-part thereof), and reexamination certificates, reissue patents, patent extensions and patent term restorations.

        1.46 "PERSON" means an individual, corporation, partnership trust or unincorporated organization.

        1.47 "PLA" means the Product Licensing Application/Establishment Licensing Application or Biologics License Application for the Product in the Field for submission to the FDA, and any supplements thereto.

        1.48 "PRIMARY BRAND TRADEMARKS" means FluMist(TM) and FluEnz(TM), as well as any brand names combining FluMist or FluEnz with other words, e.g. "Pediatric FluMist."

        1.49 "PRODUCT" means Aviron's live, attenuated, intranasally delivered, cold adapted influenza vaccine [***] including, but not limited to, the [***] provided, however, that "Product" specifically excludes any [***] unless and until [***] pursuant to Section [***] "Product" also specifically excludes: (a) any influenza vaccine Controlled by Aviron which is solely based upon or derived from [***] or other technologies of Aviron; (b) any product comprising Aviron's live, attenuated, intranasally delivered, cold adapted influenza vaccine [***] in combination with any other vaccine or vaccines; and (c) any product in which a vector [***] is used to deliver a vaccine or other heterologous gene sequence for use in the prevention, mitigation or cure of influenza.

        1.50 "PRODUCT LABELING" means (a) the full prescribing information for the Product required by an Agency or by applicable law, rule or regulation in a regulatory jurisdiction within the Territory, including any required patient information, and (b) all labels and other written, printed or graphic matter upon any container, wrapper or any package insert or outsert utilized with or for the Product.

        1.51 "PRODUCT PROMOTIONAL MATERIALS" means all sales representative training materials and all written, printed, graphic, electronic, audio or video matter, including but not limited to journal advertisements, sales visual aids, leave items, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, broadcast advertisements, and sales reminder aids (for example, scratch pads, pens and other such items) intended for use or used by Wyeth-Ayerst in connection with any Promotion of the Product, but excluding Product Labeling.

        1.52 "PROMOTE" OR "PROMOTION" means, with respect to the Product, those activities undertaken by Wyeth-Ayerst to encourage sales of the Product, including without limitation


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                                       7.

detailing, journal advertising, direct mail programs, direct-to-consumer advertising, and other forms of advertising and promotion specified in the International Commercialization Plan.

        1.53 "REGION" means any or all of the following regions, which include the countries set forth in Schedule 1.53, as may be updated from time to time, and as the context requires:

               (a) The "Asia/Pacific Region;"

               (b) The "Africa/Middle East Region;"

               (c) The "European Region;"

               (d) The "Latin America Region;" and

               (e) The "North America Region."

        1.54 "REGULATORY APPROVALS" means any approvals (including, but not limited to, PLA approval, labeling, pricing and reimbursement approvals), product, biologic and/or establishment licenses, registrations or authorizations of any supranational, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial manufacture, use, storage, importation, export, transport or sale of the Product in the Field in a regulatory jurisdiction within the Territory.

        1.55 "SIGNING DATE" means the date first set forth on page 1 of this Agreement.

        1.56 "SUPPLY AGREEMENT" means that certain FluMist Supply Agreement entered into by and between the Parties as of the Signing Date.

        1.57 "TARGET POPULATION" means the target populations for which the Parties anticipate that the Product may receive Regulatory Approval, consisting of (a) the healthy pediatric population (children aged 1-17 or any subset thereof), (b) the at-risk pediatric population (children aged 1-17 or any subset thereof), (c) the healthy adult population (persons from 18-64 years of age),
(d) any at-risk adult population (persons from 18-64 years of age), and (e) the elderly population (all persons from 65 years of age and up).

        1.58 "TERRITORY" means all of the countries of the world, except the United States and its territories and possessions, the Commonwealth of Puerto Rico, South Korea, North Korea, Australia, New Zealand, Fiji, Papua New Guinea, Vanuatu, Tonga, the Solomon Islands and the Cook Islands.

        1.59 "THIRD PARTY" means any entity other than Aviron or Wyeth-Ayerst and their respective Affiliates.

        1.60 "TRADEMARKS" means those trademarks and trade names, whether or not registered in the Territory (including the Primary Brand Trademark), trade dress and packaging which (a) are owned by either Party, and (b) are applied to or used in connection with the Product or any Product Promotional Materials.



                                       8.

        1.61 "U.S. AGREEMENT" means that certain United States License and Co-Promotion Agreement entered into by and between the Parties as of the Signing Date.

        1.62 "U.S. TERRITORY" means the United States and its territories and possessions, and the Commonwealth of Puerto Rico.

        1.63 "WYETH-AYERST KNOW-HOW" means any Information owned or Controlled by Wyeth-Ayerst either (a) as of the Effective Date, or (b) during the term of this Agreement, that is useful or necessary in the clinical development, Regulatory Approval, commercialization, marketing or manufacture of the Product for use in the Field in the Territory. "Wyeth-Ayerst Know-How" shall not include any Information in the Joint Technology nor any Wyeth-Ayerst Patents.

        1.64 "WYETH-AYERST PATENTS" means (a) those Patents owned or Controlled, as of the Effective Date or thereafter, by Wyeth-Ayerst or its Affiliates that cover the manufacture, making of, use, sale, offer for sale or importation of the Product in the Field and in the Territory (which as of the Signing Date consist of those Patents listed on Schedule 1.63 hereto, as may be amended from time to time); and (b) any Patents claiming any Invention owned solely by Wyeth-Ayerst pursuant to Section 14.1(b) that cover the manufacture, making of, use, sale, offer for sale or importation of the Product. "Wyeth-Ayerst Patents" shall not include any Joint Patents.

        1.65 "WYETH-AYERST RESULTS" shall have the meaning ascribed in Section 14.1.

                                   ARTICLE 2

                                SCOPE; MANAGEMENT

        2.1 SCOPE. The purpose of this Collaboration is to establish a vehicle through which Wyeth-Ayerst shall market, Promote and sell the Product in the Field during the term of the Agreement, so as to maximize sales of the Product in the Territory, in coordination with the activities of the Parties under the U.S. Agreement. Furthermore, the Parties shall collaborate on manufacturing and regulatory strategies and procedures in order to maximize supply and obtain requisite Regulatory Approval for the Product in an expeditious manner. The Parties will also collaborate with respect to the clinical trials necessary or useful to increase the populations to which the Product may be administered, and to expand the label claims of the Product, in the Field and in the Territory.

        2.2 MANAGEMENT OF THE COLLABORATION. The Parties intend to manage the Collaboration primarily through two committees: The International Commercialization Committee (the "ICC"), which will generally oversee the Collaboration, and the International Development Committee (the "IDC"), which will oversee the management of the clinical development, regulatory strategy and manufacture of Product in and/or for the Territory, pursuant to the International Development Plan (as further described in Article 4) (collectively, the "Committees"). It is the intent of the Parties to monitor and approve Wyeth-Ayerst's activities in commercializing the Product in the Territory in order to coordinate them with the Parties' activities under the U.S. Agreement. It is the also the Parties' intent to assign responsibilities for the various development aspects of the Collaboration to those portions of the



                                       9.

Parties' respective organizations which have the appropriate resources, expertise and responsibility for such functions. The Parties will use Commercially Reasonable Efforts and cooperate with one another in carrying out their respective obligations hereunder and as set forth further in the International Development Plan and the International Commercialization Plan.

        2.3 COMPOSITION AND CONDUCT OF THE COMMITTEES. The Parties shall designate their representatives to the Committees within ten (10) days after the Effective Date. Each Party shall designate three (3) representatives to the ICC, and two (2) representatives to the IDC. Each member of each Committee shall have one vote. Wyeth-Ayerst shall also appoint an employee of AHPC's Whitehall-Robins Healthcare Division as a non-voting representative to the ICC. The Parties will endeavor to designate representatives with the appropriate skills necessary to deal with the issues before them. The membership of the ICC and the IDC may overlap. An alternate such member designated by a Party may serve temporarily in the absence of a permanent member designated by such Party. Each Party shall designate one of its representatives to each Committee as a Co-Chair of such Committee. Each Co-Chair of a Committee will be responsible for the agenda and the minutes of alternating meetings of such Committee. Each Party shall bear its own costs of participation in each Committee.

        2.4 MEETINGS OF THE COMMITTEES. Each Committee:

               (a) shall hold meetings at such times and places as shall be determined by a majority of the entire membership of such Committee (it being expected that meetings will alternate between the Mountain View, CA office of Aviron and the Radnor/St. Davids, PA office of Wyeth-Ayerst) but in no event shall such meetings be held in person less frequently than once every six (6) months;

               (b) may conduct meetings in person or by telephone or video conference or other means, provided that: (i) except by mutual consent of the Co-Chairs, meetings by telephone conference shall not reduce the number of meetings in person specified in paragraph (a) above; and (ii) any decision made during a telephone conference meeting is evidenced in writing signed by one of the members of such Committee from each of the Parties;

               (c) by mutual consent of the representatives of each Party, such consent not to be unreasonably withheld, either Party may invite other personnel of their organization to attend appropriate meetings of the Committee;

               (d) shall keep minutes reflecting actions taken at meetings;

               (e) may act without a meeting if prior to such action the Committee members agree regarding such action and a written consent thereto is signed by the Co-Chairs of the Committee; and

               (f) may amend or expand upon the foregoing procedures for its internal operation by unanimous written consent.

        2.5 LIMITATIONS OF COMMITTEE POWERS. Neither Committee shall have any power to amend this Agreement and shall have only such powers as are specifically delegated to them hereunder.



                                      10.

        2.6 AUTHORITY TO CALL MEETINGS. Notwithstanding the regular meeting schedule of the respective Committees, a meeting of either Committee may be called by either Party on ten (10) days written notice to the other, unless such notice is waived by the other Party. In the event of any meeting called pursuant to a notice under this Section 2.6, the Party calling the meeting shall provide an agenda for the meeting together with the information that such Party believes is relevant for the items to be discussed. Neither Party shall call more than four (4) additional meetings per Calendar Year for each Committee under this
Section 2.6 without the other Party's consent. The Party not calling the meeting under this Section 2.6 shall select the location for the meeting.

                                    ARTICLE 3

                    INTERNATIONAL COMMERCIALIZATION COMMITTEE

        3.1 FUNCTIONS AND POWERS OF THE INTERNATIONAL COMMERCIALIZATION COMMITTEE. The International Commercialization Committee shall perform the following functions:

               (a) approve the overall commercialization strategy for the Product in the Territory as proposed by Wyeth-Ayerst;

               (b) communicate at least twice per Calendar Year with the JCC in order to coordinate the Parties' activities hereunder with their activities under the U.S. Agreement;

               (c) review plans and budgets for the Collaboration, all based on the principles of prompt and diligent development of the Product consistent with good biological practices and the maximization of sales of the Product in the Field and in the Territory.

               (d) approve the International Commercialization Plan, and any updates or amendments thereto, as described in Section 7.2;

               (e) review the financial performance of the Product in the Territory;

               (f) review and approve material agreements with Third Parties to be made by Wyeth-Ayerst that cover the marketing or sales of the Product and any sublicenses and distributorships granted hereunder in the Field and in the Territory;

               (g) review and comment on the International Development Plan, as modified from time to time;

               (h) at its discretion, form and subsequently disband subcommittees with appropriate representation from each Party; and

               (i) perform such other functions as appropriate to further the purposes of this Agreement as mutually determined by the Parties.

        3.2 INTERNATIONAL COMMERCIALIZATION COMMITTEE ACTIONS. No business shall be transacted at any meeting of the ICC unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall be at least four
(4) members present in person or by their alternate, two (2) of whom must be representatives appointed by Wyeth-Ayerst and two



                                      11.

(2) representatives appointed by Aviron. Actions by the ICC pursuant to this Agreement shall be taken only with the [***] of the representatives of both Parties on such committee. If the ICC fails to reach agreement on any matter before it for decision within ten (10) days, the matter shall be referred for resolution in accordance with Article 20 hereof.

                                    ARTICLE 4

                       INTERNATIONAL DEVELOPMENT COMMITTEE

        4.1 FUNCTIONS AND POWERS OF THE INTERNATIONAL DEVELOPMENT COMMITTEE. The International Development Committee shall perform the following functions:

               (a) Oversee and coordinate the clinical development of the Product in the Territory with the United States and its territories (including without limitation, review of proposals to commence or stop a clinical trial) pursuant to the International Development Plan;

               (b) Prepare the International Development Plan (as described in
Section 6.3), and any necessary amendments thereto, for the ICC's review and approval; and

               (c) Oversee and provide input to Wyeth-Ayerst's efforts in regulatory affairs regarding the Product and the Parties' manufacture and supply of Product for sale in the Territory.

                                    ARTICLE 5

                                    LICENSES

        5.1 LICENSE GRANT WITHIN THE TERRITORY. Subject to the conditions and limitations set forth in this Agreement, Aviron hereby grants to Wyeth-Ayerst
(a) the exclusive license, under the Aviron Patents, the Aviron Know-How and Aviron's interest in any Joint Technology; and (b) the exclusive sublicense under Aviron's rights under the Michigan Agreement, in each case solely to manufacture, to the extent set forth in the Supply Agreement, develop, distribute, use, import, offer for sale and sell the Product in the Territory for use in the Field during the term of the Agreement. Aviron shall retain all rights under the Aviron Patents, the Aviron Know-How and Aviron's interest in any Joint Technology, and under the Michigan Agreement, that are necessary or useful to Aviron's performance of its rights and obligations under this Agreement and the Supply Agreement, or that relate to the manufacture of the Product within the Territory that is to be used or sold in territories for which Wyeth-Ayerst or its Affiliates do not have a license to use or sell the Product.

        5.2 LICENSE GRANT TO AVIRON. Subject to the conditions and limitations set forth in this Agreement, Wyeth-Ayerst hereby grants to Aviron the exclusive, paid-up license, under the Wyeth-Ayerst Know-How, the Wyeth-Ayerst Patents, and Wyeth-Ayerst's interest in any Joint Technology, to manufacture, solely to the extent set forth in the Supply Agreement, develop, distribute, make, have made, use, offer for sale and sell the Product in the Territory for use in the Field during the term of the Agreement. Wyeth-Ayerst shall retain all rights under the Wyeth-Ayerst Patents, the Wyeth-Ayerst Know-How and Wyeth-Ayerst's interest in any Joint


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                                      12.

Technology that are necessary or useful to Wyeth-Ayerst's performance of its rights and obligations under this Agreement and the Supply Agreement.

        5.3    SUBLICENSES/DISTRIBUTORSHIPS.

               (a) GENERAL. Wyeth-Ayerst may grant one or more Third Parties the right to distribute, promote and/or sell the Product in the Territory for use in the Field, provided that:

                      (i) Wyeth-Ayerst obtains Aviron's prior written consent, such consent not to be unreasonably withheld;

                      (ii) The parties to and economic terms of any such agreement shall be fully disclosed to Aviron, and the terms of such agreement shall be consistent with all of the relevant terms and provisions of this Agreement;

                      (iii) Wyeth-Ayerst shall in no event grant such Third Party the right to manufacture, or have manufactured, the Product;

                      (iv) To the extent that any such Third Party is to perform any obligation of Wyeth-Ayerst's under this Agreement, Wyeth-Ayerst shall remain liable for such performance;

                      (v) Wyeth-Ayerst shall pay Aviron its [***] royalty on all Net Sales of Product by such Third Party, as set forth in Article 12; and

                      (vi) Wyeth-Ayerst shall pay Aviron [***] of any [***] consideration received from such sublicensee for such sublicense, including [***] but excluding [***]. Such payment under this subsection (f) shall be made to Aviron within fifteen (15) days of Wyeth-Ayerst's receipt of such consideration.

               (b) [***] Aviron hereby grants Wyeth-Ayerst the right to grant a sublicense, under its exclusive license granted pursuant to Section 5.1, to [***] to use, market, sell, and distribute the Product for use in the Field, solely in the [***]. Wyeth-Ayerst hereby agrees that following the Effective Date and upon [***], Wyeth-Ayerst shall [***] regarding an [***] the Product in the [***], on terms and conditions which are agreed upon and reasonably acceptable to both Wyeth-Ayerst and Aviron, and subject to Sections 5.3(a)(ii),
(a)(iv), (a)(v) and (a)(vi). The [***] may be predicated upon [***] achieving certain performance events, and shall include mutually acceptable economic terms, which may include certain [***]. In the event that Wyeth-Ayerst does not [***], Wyeth-Ayerst may not [***] to distribute, promote or sell the Product in [***] without Aviron's prior written consent.

        5.4 JOINT TECHNOLOGY. Wyeth-Ayerst hereby grants to Aviron the exclusive, worldwide license during the term of the Agreement under Wyeth-Ayerst's interest in the Joint Technology to use, make, have made, import, offer for sale and sell the Product outside of the Field in the Territory. Such license shall be [***]; in the event that Aviron [***], the Parties shall [***] to be [***] of the Product under such [***] as the Parties may agree upon, [***] of the [***] of [***] manufacture, use or sale of the Product.


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                                      13.

        5.5 MICHIGAN RETAINED RIGHTS. Wyeth-Ayerst acknowledges and agrees that the license granted under Section 5.1 is subject at all times to the Michigan Agreement, as further set forth in Article 10. Pursuant to the Michigan Agreement, Wyeth-Ayerst hereby grants to Michigan an irrevocable, royalty-free license to utilize any "Improvements" (as defined in Section 2.3 of the Michigan Agreement) to the Product generated by Wyeth-Ayerst in the manufacture, use, marketing or sale of Products, as set forth in Section 9.4 of the Michigan Agreement, and subject to the restrictions placed upon Michigan under Section
3.4 of the Michigan Agreement.

        5.6    WYETH-AYERST [***].

               (a) In order to induce Aviron to grant the exclusive rights granted under Section 5.1 above, Wyeth-Ayerst hereby agrees that during the term of the Agreement, it shall [***] in the Territory, subject to subsection (b) below.

               (b) If Wyeth-Ayerst [***] pursuant to [***] and sales of such [***] do not comprise more than [***] of the overall [***] of such [***] for the most recent Calendar Year, subsection 5.6(a) shall not apply to such [***], provided that Wyeth-Ayerst shall give Aviron written notice that it is [***] in the Territory as promptly as possible following such [***].

               (c) In the event Wyeth-Ayerst does promote, market and/or sell [***] pursuant to Subsection 5.6(b), then Wyeth-Ayerst shall provide Aviron with all information necessary to assess [***], in accordance with and subject to
Section 16.4. If Aviron determines that the [***] and its Affiliates and sublicensees in a particular Region are [***] in such Region, then the Parties shall proceed as follows:

                      (i) For thirty (30) days following the date of such determination, or such other period of time as mutually agreed by the Parties in writing, the Parties shall enter into good faith discussions regarding whether:

                             (1) additional provisions shall be added to this
Agreement to [***] for any [***] in such Region caused by [***] its Affiliates or its sublicensees; or

                             (2) such [***] shall be [***] in the [***] and if
so, the [***] it for [***] with respect to such [***] the appropriate [***] to be [***] and any additional [***].

                      (ii) In the event that the Parties are unable to agree on either of the options set forth in subsections (i)(1) or (i)(2) above during such thirty day or other agreed upon period, then during the subsequent thirty
(30) day period, or such other period as mutually agreed by the Parties in writing, the Parties shall agree that either:

                             (1) [***] and its Affiliates shall [***] during the
term of this Agreement, provided that [***] shall have right to [***]; or

                             (2) [***] shall have the right to [***] with
respect to such [***] provided that [***] for its [***] in such Region; or


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                                      14.

                             (3) [***] rights to such [***] in such Region by
[***] provided that prior to the [***] the Parties shall in good faith agree upon [***] to be [***] for any [***] in such Region [***] of such [***], its Affiliates or its sublicensees.

                      If, at the end of such thirty day or other agreed upon period, the Parties have not agreed on any of the options set forth in subsection (1), (2) or (3) above, then either Party may initiate dispute resolution proceedings as set forth in Article 19.

        5.7 AVIRON [***]. Aviron shall have the right during the term of the Agreement to develop, market and sell any [***] in the Territory, subject to the terms of this Section 5.7. In the event that Aviron does undertake such development, Aviron shall be solely responsible for the development of such [***] unless otherwise agreed to in writing by the Parties.

               (a) Prior to the first commercial sale of such [***] in the Territory, Aviron will notify Wyeth-Ayerst in writing. Upon receipt of such notice, Wyeth-Ayerst shall have a period of thirty (30) days to notify Aviron in writing whether it desires that such [***]. If Wyeth-Ayerst so notifies Aviron that it does desire that such [***] then:

                      (i) Such [***] will thereafter be [***] including without limitation, [***];

                      (ii) The Parties shall agree in good faith upon appropriate [***] to be [***] for its [***] with respect to such [***] at a minimum, the [***] under Section [***]; and the Parties will discuss any [***]; and

                      (iii) Aviron shall retain the exclusive right to [***] such [***] provided that, if at such time [***] of the [***] (i.e., the [***] as it [***] prior to the [***] pursuant to subsection (ii) above), and the IDC confirms that the [***] of such [***] essentially the [***] as or a [***] to that used for the [***] of the [***] then [***] of such [***] under the conditions set forth in [***].

               (b) If Wyeth-Ayerst notifies Aviron that it does not desire that such Competing Product be included in the Collaboration hereunder, then Aviron will have no further obligation thereafter to Wyeth-Ayerst with respect to the Competing Product which was the subject of the Aviron's notice to Wyeth-Ayerst, and shall have the right to market and sell the same outside of the Collaboration, either alone or with or through a Third Party.

        5.8 [***] In the event that, prior to the expiration of the term of the Agreement, Aviron determines that it wishes to grant a Third Party the right to [***] within the Territory, regardless of whether Aviron intends to solicit such Third Party or has been solicited by such Third Party, Aviron shall so notify Wyeth-Ayerst in writing. Upon receipt of such notice, Wyeth-Ayerst shall have a period of [***] days to deliver to Aviron a written notice of its interest. For [***] days following receipt of Wyeth-Ayerst's notice, the Parties shall engage in exclusive, good-faith negotiations for the reasonable commercial terms upon which the [***] would be [***]. The Parties anticipate that such commercially reasonable terms would include [***] relevant [***] regarding [***] for such [***], and the duration of such collaboration in the [***]. If Wyeth-Ayerst does not exercise the option granted in this Section 5.8, or if the Parties


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                                      15.

have failed to reach agreement on such terms by the end of such [***] period, then Aviron shall thereafter be free to grant a Third Party such rights to [***] within the Territory, on terms and conditions which, taken as a whole, are no less favorable to Aviron than Wyeth-Ayerst's last written offer to Aviron for such rights. Notwithstanding any other provision of this Section 5.8, Aviron shall not, nor shall Aviron grant any Third Party the right to, [***] in the Territory during the term of the Agreement, as it may be extended hereunder.

        5.9    OTHER DEVELOPMENT ACTIVITIES BY AVIRON.

               (a) Aviron shall have the right, but not the obligation, to undertake development, in and for the Territory, of (i) any [***], (ii) any [***] other than [***], or (iii) any [***], and Aviron shall be solely responsible for the development of such [***], unless otherwise agreed to in writing by the Parties.

               (b) Prior to the [***] in the Territory of [***] any such [***], Aviron will notify Wyeth-Ayerst in writing. Upon receipt of such notice, Wyeth-Ayerst shall have a period of [***] days to notify Aviron in writing whether it desires that such [***] be included under the Collaboration. If Wyeth-Ayerst so notifies Aviron that it does desire that such [***] be included under the Collaboration hereunder, then:

                      (i) Such [***] will thereafter be included under this Agreement, including without limitation, by [***] (for an [***]) or "[***]" (for an [***]);

                      (ii) Within [***] days of such notification, Wyeth-Ayerst shall [***] if the period from the date of notification to the expiration of the Agreement is [***] if such period is at least [***] if such period is at least [***] (as defined in Section [***]). Wyeth-Ayerst shall not be obligated to [***] under this subsection (b)(ii) during the term of this Agreement.

                      (iii) Notwithstanding the last sentence of subsection
(b)(ii) above, if the [***] pursuant to Section [***] and such [***] if it had existed at the time Wyeth-Ayerst provided notification under this subsection (b) to Aviron, would have resulted in [***] under subsection (b)(ii) than the [***] to Aviron, then Wyeth-Ayerst shall [***] to Aviron and the [***] under the [***].

                      (iv) The [***] set forth in Section [***] shall apply to such [***] provided that Wyeth-Ayerst shall not [***] for the [***] of any [***] (as defined in Section [***]), regardless of the [***] the [***] shall apply to such [***] to the [***] and [***] of such [***] in the Territory shall be [***] with those of any [***] under Section [***]; and

                      (v) Aviron shall retain the exclusive right to [***] such [***] provided that, if at such time [***] of the [***] (i.e., the [***] as it [***] prior to the [***] of such [***] pursuant to subsection (ii) above), and the IDC confirms that the [***] of such [***] essentially the [***] as or a [***] to that used for the [***] of the [***] of the [***] then [***] of such [***] under the conditions set forth in [***].

                      (vi) In the event that [***] at such time, in the [***] of the [***] the Parties shall in good faith amend [***] with respect to an amended [***] of such [***] so as to


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                                      16.

reflect the [***] of the Parties in the [***] of [***] provided that the amended [***] shall in no event be [***] set forth in the unamended [***].

               (c) If Wyeth-Ayerst notifies Aviron that it does not desire that such [***] be included in the Collaboration hereunder, then Aviron will have no further obligation thereafter to Wyeth-Ayerst with respect to the specific [***] which was the subject of the Aviron's notice to Wyeth-Ayerst, and shall have the right to market and sell the same in the Territory outside of the Collaboration, either alone or with or through a Third Party.

        5.10 RESERVATION OF RIGHTS. Aviron hereby reserves all rights under the Aviron Patents and the Aviron Know-How, and all rights to the Product including without limitation all intellectual property and trademark rights relating thereto, not specifically granted to Wyeth-Ayerst hereunder or under the U.S. Agreement, including without limitation all rights to the Product outside of the Field subject to Sections 5.8 and 5.9, and the right to manufacture, or have manufactured, the Product in the Territory for use in the Territory outside of the Field and outside of the Territory within or outside of the Field, subject to the U.S. Agreement.

        5.11 WYETH-AYERST COVENANT. During the term of this Agreement, Wyeth-Ayerst shall not promote, manufacture for commercial sale or use, sell, resell, or otherwise commercialize, nor shall Wyeth-Ayerst assist any Third Party or engage any Third Party to promote, manufacture for commercial sale or use, sell, resell, or otherwise commercialize, any live, cold-adapted influenza vaccine, other than the Product, [***] in any country within or outside of the Territory; provided that [***] shall have the burden of (a) [***], and (b) providing [***]. Aviron shall [***] under this provision only to the extent that such [***] prior to [***] of the [***] described in [***].

        5.12 [***]. Wyeth-Ayerst may at any time during the term of this Agreement, request and authorize Aviron to [***] wheresoever located in the Territory [***] in any [***] and a [***] under the [***] in each case solely to [***] in the Territory for [***] during the term of the Agreement. Wyeth-Ayerst shall give written notice of such request and authorization to Aviron, [***]. Upon receipt of such notice, Aviron shall [***] with each of the [***] in such notice (the [***]). All such [***] shall be consistent with the [***] except for such [***] as may be required by the laws and regulations of the country or other subdivision of the Territory in which the [***] will be [***]. No such [***] shall alter, nor shall it have the effect of altering, [***] (including without limitation [***]), unless Wyeth-Ayerst [***] in a manner acceptable to Aviron. In those countries where [***] requires prior governmental approval or registration, such [***] shall not be [***] until such approval or registration has been granted. [***] of the obligations of [***].

                                    ARTICLE 6

                               PRODUCT DEVELOPMENT

        6.1 CURRENT STATUS. Prior to the Effective Date, Aviron has (i) independently developed the Product for use in the Field, including conducting Phase III trials and data review; and (ii) intends to file the PLA with the FDA for use of the Product for immunization against


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                                      17.

influenza and its associated complications in individuals 12 months to 64 years of age, [***][, and for the prevention of [***] febrile illness associated with influenza.

        6.2 PRODUCT DEVELOPMENT. Wyeth-Ayerst shall be responsible for carrying out all activities relating to the clinical, commercial, regulatory and manufacturing development of the Product in the Field in the Territory, that have not been assigned pursuant to the U.S. Agreement, in accordance with the International Development Plan. Wyeth-Ayerst shall comply with all relevant laws, rules and regulations in the development of the Product hereunder. Aviron shall have the right to undertake any development activities it deems necessary to develop the Product outside of the Field, at its own expense.

        6.3 INTERNATIONAL DEVELOPMENT PLAN. The clinical development of the Product in the Territory shall be governed by a comprehensive development plan ("the International Development Plan"). The International Development Plan shall contain a detailed and specific plan for all clinical development proposed for the Product in the Territory during the term of the Agreement. Promptly after the Effective Date, the IDC shall complete the initial International Development Plan, and submit it to the ICC for its review and approval. During the term of the Agreement, the IDC shall periodically update the International Development Plan as necessary, subject to the approval of the ICC and coordination with the JCC.

        6.4    REGULATORY APPLICATIONS.

               (a) Wyeth-Ayerst will be responsible for preparing and filing all applications for Regulatory Approval of the Product in the Territory in accordance with the International Development Plan. Wyeth-Ayerst will file all such applications jointly in Wyeth-Ayerst's and Aviron's name, provided that if the IDC determines that such joint filing is not necessary for a particular application, Wyeth-Ayerst shall file such application solely in Wyeth-Ayerst's name. Wyeth-Ayerst shall be responsible for prosecuting all such applications. Wyeth-Ayerst shall have the right to use all data and reports generated in the conduct of the International Development Plan for the filing of applications for Regulatory Approval in the Field and in the Territory.

               (b) Effectively only upon the expiration or termination of the Agreement, Wyeth-Ayerst hereby assigns its entire right, title and interest in and to all Regulatory Approvals and applications therefor filed by Wyeth-Ayerst pursuant to subsection (a) above to Aviron, and shall promptly execute all instruments, and take all other actions, necessary or useful to effect such assignment and to transfer such Regulatory Approvals and applications to Aviron, including without limitation complying with Commission Regulation (EC) 2141/96 of 7 November 1996, as may be amended from time to time, where applicable, and any other procedures set forth in any applicable regulation, rule or guideline governing the transfer of such Regulatory Approvals and applications in the relevant jurisdiction. [***] in the event that [***] pursuant to Section [***] hereof.

                      (i) At least six (6) months prior to the expiration of this Agreement, or such other period of time as mutually agreed to by the Parties in writing, Wyeth-Ayerst shall


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                                      18.

commence preparation of all necessary documentation, instruments and other material required by the relevant Agency in order to effect the transfer of all such Regulatory Approvals and applications to Aviron. At least three (3) months prior to the expiration of this Agreement, or such other period of time as mutually agreed to by the Parties in writing, Wyeth-Ayerst shall submit all such documentation, instruments and other material to the relevant Agency.

                      (ii) In the event that Aviron terminates this Agreement pursuant to Section 18.2(b) or 7.12, Wyeth-Ayerst shall use its Commercially Reasonable Efforts prepare and transmit all necessary documentation, instruments and other material required by the relevant Agency in order to effect the transfer of all such Regulatory Approvals and applications to Aviron as promptly as possible. If Aviron terminates this Agreement pursuant to Section 7.12, this
Section 6.4(b) shall apply only to those Regions with respect to which the Agreement was terminated.

                      (iii) Wyeth-Ayerst shall use its Commercially Reasonable Efforts to ensure that all correspondence, submissions, filings and other communications with any Agency made by Wyeth-Ayerst pursuant to this Section 6.4(b) shall (A) conform to such Agency's requirements, and (B) be prepared and submitted in such a manner so as to facilitate and expedite the transfer of the Regulatory Approvals and applications to Aviron to the extent that it is within Wyeth-Ayerst's control to do so. Aviron shall cooperate reasonably with Wyeth-Ayerst in its activities under this Section 6.4(b) as requested. Wyeth-Ayerst shall provide Aviron with copies of all correspondence, submissions, filings and other material communications to such Agency pursuant to such transfer as promptly as possible. At least one (1) Aviron representative shall be given the opportunity to participate in any meetings or substantive discussions with such Agency which relate to the transfer of a Regulatory Approval or application. To the extent Aviron receives any communications from such Agency relating to such transfer, Aviron shall notify Wyeth-Ayerst in a timely manner.

                      (iv) In the event that an Agency rejects Wyeth-Ayerst's application to transfer a particular Regulatory Approval or application to Aviron, Aviron shall have the right to appeal such rejection, and to cure or mitigate the cause of such rejection. Wyeth-Ayerst agrees to cooperate with Aviron in such appeal, cure and/or mitigation and Aviron shall reimburse Wyeth-Ayerst for its reasonable out-of-pocket costs of such cooperation.

                      (v) In the event that, as of the date of expiration or termination of this Agreement, there remains Regulatory Approvals and/or applications that have not yet been effectively transferred from Wyeth-Ayerst to Aviron pursuant to this Section 6.4(b), the Parties shall meet and agree in good faith upon a fair and commercially reasonable arrangement to allow Aviron to obtain the economic benefits of such Regulatory Approvals and/or applications as contemplated hereunder for the period extending from the date of expiration or termination of the Agreement until the date that such Regulatory Approval and/or applications are effectively transferred to Aviron.

               (c) Aviron shall have the right to use all data and reports generated in the conduct of the International Development Plan for the filing of applications for regulatory approval of the Product outside the Field within the Territory, and within or outside of the Field outside of the Territory, without payment to Wyeth-Ayerst, and with the right to allow a Third Party licensee the right to so use such data and reports. However, where Aviron wishes to allow



                                      19.

a Third Party (other than a sublicensee pursuant to Section 5.3) such right of use, the Parties shall in good faith agree upon [***] to allow it to [***].

        6.5 SUPPLEMENTS. Prior to supplementing the Regulatory Approvals or filing additional and supplemental applications for Regulatory Approvals, Wyeth-Ayerst shall provide such proposed supplemental application to the IDC for approval. The IDC shall notify Wyeth-Ayerst within ten (10) days of its receipt of such application whether it approves or disapproves such application. If the IDC approves such application, Wyeth-Ayerst shall then be free to file such application. If the IDC disapproves such application, and if it does not provide Wyeth-Ayerst with detailed comments and/or revisions to such supplemental application within thirty (30) days of its receipt of such application, Wyeth-Ayerst shall thereafter be free to file the originally proposed supplemental application.

        6.6    REGULATORY MEETINGS AND CORRESPONDENCE.

               (a) At least one (1) representative of Aviron shall be given the opportunity to participate in any meetings or substantive discussions with an Agency which relate to the Product in the Territory, including, but not limited to, any discussions regarding Product Promotional Materials. To the extent a Party receives any communications from an Agency relating to the Product in the Field in the Territory, it shall notify the other Party in a timely manner.

               (b) Subject to Sections 6.7(a) and (c) hereof, each Party shall promptly notify the other Party of, and provide such other Party with, a copy of any correspondence or other reports or complaints submitted to or received by the first Party from an Agency, or other Third Party claiming that any Product Promotional Materials are inconsistent with the Product Labeling or are otherwise in violation of applicable law within the Territory.

               (c) Notwithstanding anything herein to the contrary, Wyeth-Ayerst or its agent shall have exclusive responsibility for correspondence and for any official communications with any Agency regarding the Product in the Field in the Territory.

               (d) Wyeth-Ayerst shall provide Aviron with a copy of any documents or reports filed with any Agency during the term of the Agreement under this Article 6 with respect to the Product in the Field in the Territory.

        6.7 RECORDS. Each Party shall keep complete, accurate and authentic accounts, notes, data and records, in good scientific manner, of all activities performed by it under the International Development Plan.

                                          ARTICLE 7

                                          MARKETING

        7.1 PRINCIPLES OF PROMOTION. Wyeth-Ayerst shall have the exclusive right to commercialize the Product in the Field in the Territory during the term of the Agreement, as further detailed in the International Commercialization Plan. Wyeth-Ayerst shall use


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                                      20.

Commercially Reasonable Efforts to Promote and commercialize the Product in the Territory at all times during the term of the Agreement.

        7.2    INTERNATIONAL COMMERCIALIZATION PLAN.

               (a) The ICC shall have the power to approve a rolling multi-year plan and budget for commercializing the Product in the Territory (the "International Commercialization Plan"). Wyeth-Ayerst shall prepare a proposal for the International Commercialization Plan, which shall include a comprehensive market development, marketing, sales, pricing, supply and distribution strategy, including an overall budget for anticipated marketing, promotion and sales efforts in the calendar year. The International Commercialization Plan will specify which markets Wyeth-Ayerst shall devote its Promotion efforts towards, the personnel and other resources to be devoted to such efforts, the number and positioning of details to be performed by Wyeth-Ayerst, as well as market and sales forecasts and pricing analysis and related operating expenses, for the Product in the Territory, and budgets for projected Commercialization Expenses and sales and marketing expenses. Wyeth-Ayerst, in its preparation of the International Commercialization Plan, and the ICC, in its decision to approve or disapprove the International Commercialization Plan, will take into consideration factors such as market conditions, regulatory issues, competition and the commitments of the Parties under the Commercialization Plan. If the ICC disapproves Wyeth-Ayerst's proposed International Commercialization Plan, the Parties shall then resolve such dispute in accordance with Article 20 hereof.

               (b) The first International Commercialization Plan shall be prepared and approved as soon as is practicable after the Effective Date and shall thereafter be immediately in effect. The Parties anticipate that the first International Commercialization Plan shall become effective during the [***] Following approval of the first International Commercialization Plan, Wyeth-Ayerst shall prepare annually an updated and amended proposed International Commercialization Plan for submission to the ICC.

        7.3 SALES AND DISTRIBUTION; RECALLS. During the term of the Agreement, Wyeth-Ayerst shall be responsible for all sales, distribution and customer support and for conducting all recalls of the Product in the Territory.

        7.4 PROMOTION, COMMERCIALIZATION AND SALES AND MARKETING EXPENSES. Wyeth-Ayerst shall be responsible for all expenses for all costs and expenses for Promoting, marketing, selling and commercializing the Product in the Territory.

        7.5 COMMERCIALIZATION EXPENSE COMMITMENT. The Parties anticipate that Wyeth-Ayerst shall expend approximately [***] in Commercialization Expenses during the [***] of the term of the Agreement for the purposes of market and brand development, marketing and promotion of the Product in the Field in the Territory, except as otherwise determined by the ICC in coordination with the JCC in light of market conditions at such time, taking into account such factors as market awareness and Finished Product supply levels. In the event that [***] (as defined [***] shall have the right to [***] under this Section 7.5, and its [***] under the [***] with the agreement of the ICC.


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                                      21.

        7.6    PROMOTIONAL AND ADVERTISING MATERIALS.

               (a) Consistent with applicable law, the ICC shall have the right to approve any and all Product Promotional Materials, pursuant to mutually agreed upon procedures and timelines, which, to the extent practicable, shall be coordinated with both Wyeth-Ayerst's clearance procedures (i.e., Wyeth-Ayerst's Copy Clearance Committee) and Aviron's clearance procedures. The Parties shall establish a tracking system or utilize Wyeth-Ayerst's tracking system (if appropriate and mutually agreed), for Product Promotional Materials to ensure that all such Product Promotional Materials are accurately tracked and submitted to each Agency as required by applicable law.

               (b) Wyeth-Ayerst will file all Product Promotional Materials with each Agency as required by applicable law.

               (c) All Product Promotional Materials used by Wyeth-Ayerst in the Promotion of the Product in the Territory shall contain (i) the Primary Brand Trademark, and the Aviron corporate name and logo, and (ii) the Wyeth-Ayerst Trademarks, corporate name and logo, in positions of equivalent prominence and frequency, subject to Section 7.6(d) below, and subject to applicable law.

               (d) During the term of the Agreement, Wyeth-Ayerst shall own all right, title and interest in and to the Product Promotional Materials, including all copyrights appurtenant thereto. Effective only upon the termination or expiration of this Agreement, Wyeth-Ayerst hereby assigns all of its right, title and interest in and to such Product Promotional Materials, including all copyrights appurtenant thereto, to Aviron, but excluding any Trademarks owned by Wyeth-Ayerst that are used by Wyeth-Ayerst prior to or during the term of this Agreement in connection with products other than the Product, which shall remain the property of Wyeth-Ayerst. Wyeth-Ayerst shall promptly execute all instruments necessary or useful to effect such assignment. Notwithstanding the foregoing, Wyeth-Ayerst shall have no obligation to assign any Product Promotional Materials to Aviron in the event that Wyeth-Ayerst terminates this Agreement pursuant to Section 18.2 or 18.5.

        7.7 PRODUCT PRICING. The International Commercialization Plan will include the general strategy and operating guidelines for the pricing and discounting of the Product. As appropriate, [***] and be [***] with respect to the [***] provided that [***] the pricing of the Product in the Territory.

        7.8 VOLUNTARY PRODUCT RECALLS. If either Party believes that a voluntary recall or market withdrawal of the Product is necessary, such Party shall notify the other Party within forty-eight (48) hours of its determination and both Parties shall cooperate to allow such recall or market withdrawal to occur under the direction of Wyeth-Ayerst (as set forth in Section 7.3). In the event of a dispute about whether to recall a Product, Wyeth-Ayerst shall, after consultation with Aviron, have the final authority with respect to such matters, which authority shall be exercised reasonably and in good faith and subject to
Section 7.3.


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                                      22.

        7.9 REGULATORY OBLIGATIONS. Wyeth-Ayerst shall be solely responsible for all activities in connection with the Regulatory Approvals for the Product in the Territory, including without limitation communicating and preparing and filing all reports (including without limitation adverse drug experience reports, including pharmacovigilance) with all applicable Agencies. Aviron agrees to cooperate with Wyeth-Ayerst as requested in preparing and filing all such reports. Each Party agrees to comply with the provisions of Section 16.3 hereof. Wyeth-Ayerst shall pay all fees associated with obtaining and maintaining the Regulatory Approvals including, without limitation, any establishment license fees of Wyeth-Ayerst, Aviron or Third Parties which must be paid with respect to facilities used in the manufacture of Finished Product by or on behalf of Wyeth-Ayerst.

        7.10 PROMOTION RESPONSIBILITIES. During the term of the Agreement, Wyeth-Ayerst shall, as part of its duties hereunder, have responsibility for performing the following activities or for ensuring that its Affiliates or permitted Third Party sublicensees or distributors perform such activities:

               (a) Wyeth-Ayerst shall supervise, train and maintain such competent and qualified sales representatives as may be required to Promote and detail the Product as provided in the International Commercialization Plan, such training to include a reasonable proficiency examination for all sales representatives who will be engaged in detailing.

               (b) On or before the forty-fifth (45th) day of each calendar quarter, commencing with the second calendar quarter after the Launch Date, Wyeth-Ayerst shall furnish to Aviron a summary of information coming to Wyeth-Ayerst's attention in the Territory concerning introductions and promotional activities of products competitive with the Product, and of any serious complaints regarding the Product (other than those described in Section 16.2), it being understood that there is no obligation on Wyeth-Ayerst to solicit such information.

               (c) In connection with the Promotion and detailing of the Product hereunder, Wyeth-Ayerst shall each make no statement, representation or warranty, oral or written, to Third Parties, concerning the Product for any approved indication for the Product inconsistent with, or contrary to, the Product Labeling or Product Promotional Materials.

               (d) Wyeth-Ayerst shall give prompt written notice to Aviron of the date on which its sales representatives commence Promoting the Product in each nation or territory in the Territory.

        7.11 COMPLIANCE WITH APPLICABLE LAW. Wyeth-Ayerst, and its Affiliates and permitted sublicensees, shall conduct all promotion, commercialization, marketing, sales and recalls of the Product hereunder in compliance with all applicable laws, rules and regulations.

        7.12 FAILURE TO COMMERCIALIZE. If, within [***] of the Launch Date, or, if there has not been a commercial sale of the Product in the Territory within [***] of the Effective Date, then within [***] from the Effective Date, Wyeth-Ayerst, its permitted sublicensees, or permitted distributors (a) have not made a commercial sale of the Product in a particular Region (except due to circumstances beyond Wyeth-Ayerst's control), (b) have not obtained Regulatory


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                                      23.

Approval as to such Region (except due to circumstances beyond Wyeth-Ayerst's control), or (c) have not otherwise used Commercially Reasonable Efforts to promote and commercialize the Product in such Region as a whole, then [***]. Furthermore, as to such Region, the [***] prescribed in clauses (i), (ii) and
(iii) of Subsection [***] and the [***] shall be in effect.

                                    ARTICLE 8

                             MANUFACTURE AND SUPPLY

        8.1 SUPPLY OF [***] PRODUCT. During the term of the Agreement, [***] shall have the right to manufacture and supply the [***] Product [***], as set forth in the Supply Agreement. [***] shall manufacture and supply, or have manufactured, or supplied, [***] Finished Product [***] Product [***] all as set forth in the Supply Agreement.

                                    ARTICLE 9

                                TRADEMARK MATTERS

        9.1 LICENSES. Subject to the terms and conditions of this Agreement, Aviron hereby grants to Wyeth-Ayerst a non-assignable, sublicenseable, exclusive, royalty-free right and license to use Aviron's Trademarks, as applicable, in the Territory solely in connection with the Product Promotional Materials and Product Labeling during the term of the Agreement.

        9.2 VALIDITY OF TRADEMARKS. Wyeth-Ayerst acknowledges the validity of Aviron's right, title and interest in and to its Trademarks and shall not have, assert or acquire any right, title or interest in or to any of Aviron's Trademarks, except as otherwise explicitly provided in this Agreement.

        9.3 FORM OF USE. Wyeth-Ayerst shall use those Trademarks owned by Aviron only in the forms approved in writing by Aviron, and shall include where appropriate the designations necessary or useful to maintain trademark rights in a nation or territory (e.g.(R) or (TM)) and a statement that the Trademark is the trademark of Aviron, and other proprietary notices as are reasonably required by Aviron from time to time. Wyeth-Ayerst shall permit one (1) or more authorized representatives of Aviron, on reasonable prior notice, at reasonable intervals, during normal business hours and subject to normal safety and security procedures, to inspect and examine from time to time, Product Promotional Materials and Product Labeling and the records of Wyeth-Ayerst that are related to use of Aviron's Trademarks, or to use of Product Promotional Materials or Product Labeling. Any sublicenses or distribution agreements entered into by Wyeth-Ayerst for commercialization of the Product in the Field in the Territory as permitted hereunder shall contain provisions allowing Aviron to conduct such inspections and examinations as to the sublicensee or distributor.

        9.4 NO CONTEST. Wyeth-Ayerst agrees that it will not contest, oppose or challenge Aviron's ownership of the Primary Brand Trademark. In particular, Wyeth-Ayerst will not register or attempt to register, or maintain registration of, the Primary Brand Trademark in any jurisdiction nor oppose Aviron's registration of the Primary Brand Trademark, alone or with


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                                      24.

other words or designs, in any jurisdiction. If Wyeth-Ayerst uses, registers, applies to register, or maintains registration of, a licensed mark that violates its obligations under this Section 9.4, Wyeth-Ayerst agrees, at Aviron's request, to abandon the use of any such mark and any application or registration for such mark.

        9.5 CONFUSINGLY SIMILAR AND/OR COMBINATION MARKS. Wyeth-Ayerst agrees not to adopt or use any other trademarks, words, symbols, letters, designs or marks (a) in combination with Aviron's Trademarks in a manner which would create combination marks, or (b) that would be confusingly similar to the Primary Brand Trademark, provided that Wyeth-Ayerst may use the Primary Brand Trademark with other marks or names if such other marks or names are sufficiently distinctive to avoid the consumer impression that such other marks or their owners are associated with Aviron.

        9.6 REGISTRATION COSTS. Aviron shall be responsible for the payment of any and all costs relating to registration of the Primary Brand Trademark in the Territory. Wyeth-Ayerst shall be responsible for the payment of any and all costs relating to the registration of all other Trademarks in the Territory.

        9.7    INFRINGEMENT.

               (a) As to the Primary Brand Trademark only, Aviron shall have the initial right to institute legal proceedings against such Third Party, which proceedings shall be at [***] Wyeth-Ayerst shall reasonably coordinate with Aviron in the prosecution of such proceedings. Should Aviron elect not to institute proceedings against such Third Party within [***] following a notice thereof in response to the infringement or threatened infringement of the Primary Brand Trademark, Wyeth-Ayerst shall then be entitled to institute proceedings in its own name [***]. Aviron shall reasonably cooperate with Wyeth-Ayerst in the prosecution of such proceedings.

               (b) The Parties shall cooperate in good faith with respect to all Trademark enforcement actions hereunder, and each Party shall notify the other Party promptly of all substantive developments with respect to such Trademark enforcement actions, including, but not limited to, all material filings, court papers and other related documents. Each Party shall consider the timely given, reasonable comments and advice of the other Party with respect to the strategy employed and submissions made relative to any Trademark enforcement actions. [***] any damages or other monetary relief obtained in connection therewith.

        9.8    TRADE DRESS, LOGOS, AND THE LIKE.

               (a) Wyeth-Ayerst shall be responsible for developing, at its own expense, all Trademarks, trade dress, logos, slogans, designs and copyrights used on and in connection with the Product in the Territory that are not developed for use in or used in the United States of America. Wyeth-Ayerst shall be responsible, at its own expense, for obtaining registrations and permits for all Trademarks developed pursuant to the foregoing. The ICC shall approve all Trademarks, trade dress, logos, slogans, designs and copyrights used on or in connection with the Product in the Territory. During the term of this Agreement, Wyeth-Ayerst shall be the sole owner of all Trademarks, trade dress, logos, slogans, designs and copyrights specifically


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                                      25.

developed for or used on or in connection with the Product in the Territory but not in the United States of America.

               (b) Upon the termination or expiration of this Agreement, all Trademarks, trade dress, logos, slogans, designs and copyrights developed for or used on or in connection with the Product in the Territory but not in the United States of America, except those Trademarks used by Wyeth-Ayerst, prior to or during the term of the Agreement, in connection with products other than the Product, shall be deemed assigned by Wyeth-Ayerst to Aviron, and Wyeth-Ayerst shall promptly execute all instruments useful or necessary to effect such assignment. [***] in the event that [***] pursuant to Section [***].

                                   ARTICLE 10

                               MICHIGAN AGREEMENT

        10.1 SUBLICENSE LIMITATION. Wyeth-Ayerst acknowledges the existence of Aviron's license under the Michigan Agreement, and acknowledges and agrees that Aviron may only grant to Wyeth-Ayerst such rights as Aviron is permitted to grant pursuant to the Michigan Agreement.

        10.2 WYETH-AYERST OBLIGATIONS. Wyeth-Ayerst accepts that the following provisions of the Michigan Agreement are hereby incorporated by reference and shall be binding upon Wyeth-Ayerst as a "sublicensee" under the Michigan Agreement (as defined in Section 2.6 of the Michigan Agreement), except as otherwise agreed in writing by Michigan:

               (a) Section 3.5 (U.S. government "march-in" rights);

               (b) Article [***] (obligations and restrictions relating to [***] (as defined in Section [***] of the Michigan Agreement), products and their ownership and use);

               (c) Section 6.2 (duties of use of a nomenclature system);

               (d) Section 6.3 (duties to keep records and rights of inspection);

               (e) Section 8.5 (preference for U.S. manufacturers);

               (f) Article 9 (obligations regarding the periodic reporting, disclosure and grant of rights to certain intellectual property);

               (g) Section 13.4 (duties to avoid improper representations or responsibilities);

               (h) Article 14 (obligations to defend, hold harmless and indemnify Michigan);

               (i) Section 14.3 (obligations to retain insurance), as further specified in Section 10.7 of this Agreement;

               (j) Section 15.2 (survival of certain obligations);


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                                      26.

               (k) Section 15.5 (obligations relating to the return and non-use of [***] and certain intellectual property and prohibition on the manufacture of products after termination of the Michigan Agreement);

               (l) Section 15.6 (duties to provide rights to Michigan to certain intellectual property upon termination of the Michigan Agreement);

               (m) Articles 16 and 17 (duties relating to confidential information and to pre-publication disclosure);

               (n) Article 20 (duties to control export); and

               (o) Article 22 (duty to restrict use of Michigan's name).

        10.3 USE OF AVIRON PRODUCT MATERIALS. Wyeth-Ayerst acknowledges and agrees that the Aviron Product Materials are the proprietary and confidential materials of Aviron and Michigan and that access to the Aviron Product Materials shall be limited to those of its employees reasonably requiring such access for the purposes set forth in this Agreement, who further will be required, in writing, to treat the Aviron Product Materials as confidential. In addition, Wyeth-Ayerst agrees that in the event that [***] other than the Aviron Product Materials come into its possession, it shall promptly notify Aviron in writing; provided, however, that although it is not the Parties' intent as of the Signing Date that any [***] in the event that [***] Wyeth-Ayerst agrees, [***] and shall not [***], upon expiration or termination of this Agreement, or as otherwise [***] pursuant to Section [***].

        10.4 WARRANTY DISCLAIMER. Wyeth-Ayerst acknowledges Michigan's warranty disclaimer and limitation of liability contained in the Michigan Agreement, and will make no statements, representations or warranties inconsistent with such warranty disclaimer or limitation of liability.

        10.5 SUBLICENSE TERMINATION. The sublicense granted to Wyeth-Ayerst by Aviron under the Michigan Agreement pursuant to Section 5.1(b) (the "Michigan Sublicense") shall terminate upon the earlier of (i) termination of the Michigan Agreement, unless [***] in writing by [***] or (ii) termination or expiration of the this Agreement. In the event that the Michigan Sublicense is [***] is required to [***] and the [***] under this Agreement, [***] shall not [***] under this Agreement, [***] prior to such [***] the Michigan Sublicense.

        10.6 INSURANCE. Prior to any distribution of Aviron Product by Wyeth-Ayerst in the Territory, Wyeth-Ayerst shall obtain and maintain in effect a product liability insurance policy providing reasonable coverage for all claims with respect to such distribution, or, to the extent permitted by Michigan, a program of self-insurance. Wyeth-Ayerst shall furnish Aviron with a certificate of currency of such insurance upon request, or, if Wyeth-Ayerst is permitted to self-insure, Wyeth-Ayerst shall furnish Aviron with appropriate documentation of such self-insurance, such documentation to be as mutually agreed upon by the Parties in writing.


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                                      27.

        10.7 COOPERATION. The Parties agree to cooperate reasonably with each other in assisting each Party to comply with its obligations under the Michigan Agreement as it pertains to such Party's performance of its rights and obligations under this Agreement.

        10.8 SUBLICENSES. If Wyeth-Ayerst grants any sublicenses to the extent permitted hereunder, this Article 10 shall be incorporated mutatis mutandis into such sublicense agreement.

                                   ARTICLE 11

                                    PAYMENTS

        11.1 LICENSE FEE. In consideration for the rights granted under this Agreement, Wyeth-Ayerst shall pay to Aviron a license fee of ten million dollars ($10,000,000), which shall be due and payable upon the Effective Date. Such payment shall be noncreditable and nonrefundable, and shall be borne solely by Wyeth-Ayerst.

        11.2   OTHER PAYMENTS.

               (a) Wyeth-Ayerst shall pay Aviron the following payments within fifteen (15) business days after either Aviron provides written notice, with supporting documentation, to Wyeth-Ayerst of the achievement of the relevant development and/or commercialization event for the Product in the Territory (each, an "Event") or Wyeth-Ayerst receives notice of such Event from an Agency:



                                EVENT                                 PAYMENT
     -------------------------------------------------------------  ------------
     FDA's acceptance for filing of PLA for the Product,             $5,500,000
     $5,500,000 pursuant to Section 351 of the Public Service Act and Part 601 of Title 21, Code of Federal Regulations

     FDA approval of Product for use in the Field for the first      $5,000,000
     Target Population

     Filing of MAA with EMEA                                           [***]

     EMEA approval of Product for use in the Field for the first       [***]
     Target Population

     EMEA approval of Product for use in the Field in second           [***]
     Target Population

     First receipt of Regulatory Approval of the Product for use       [***]
     in the Field in the Territory in a Region other than Europe


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                                      28.

                                EVENT                                 PAYMENT
     -------------------------------------------------------------  ------------
     Second receipt of Regulatory Approval of the Product for          [***]
     use in the Field in the Territory in a Region other
     than Europe and other than the Region for which payment is made under (vi)

     Third receipt of Regulatory Approval of the Product for use       [***]
     in the Field in the Territory in a Region other than
     Europe and other than the Regions for which payment is made under (vi) and (vii)

All payments made pursuant to this Section 11.2 shall be noncreditable and nonrefundable, and shall be borne solely by Wyeth-Ayerst. The payment in (ii) above may be due contemporaneously with the payment for (iv) or (vi).

        11.3   WYETH-AYERST FINANCING.

               (a) PARTICIPATION IN AVIRON OFFERINGS. Subject to Section 11.3(d), in the event that, following the Effective Date of this Agreement and prior to receipt of Regulatory Approval from the FDA of the Product for use in the Field, Aviron consummates one or more sales of common stock or other security convertible into common stock to Third Parties, including pursuant to subsection (b) below, (other than a sale of Aviron common stock or other security in connection with or pursuant to any licensing or other collaboration), Wyeth-Ayerst agrees to purchase, upon Aviron's request, simultaneously with the closing thereof and at the same price and terms, an amount of up to [***] of the total amount issued (inclusive of Wyeth-Ayerst's purchase). Wyeth-Ayerst's obligation shall be subject to a maximum aggregate limit on Wyeth-Ayerst's purchase of [***] regardless of the number of such offerings made by Aviron or the cumulative amount of such offerings made. In addition, Wyeth-Ayerst shall not be obligated to make purchases under this
Section 11.3(a) to the extent that doing so would cause Wyeth-Ayerst and its Affiliates to own, in the aggregate, securities representing or convertible into or exchangeable for more than [***] of Aviron's outstanding voting common stock. Purchases by Wyeth-Ayerst under this Section 11.3(a) shall be made as part of the same offering as the sale by Aviron to Third Parties; provided, however, that if the sale to Third Parties is pursuant to a registered public offering, the sale to Wyeth-Ayerst shall be consummated as a private transaction which shall close simultaneously with the closing of such public offering. In the event the proviso in the preceding sentence applies such that securities convertible into common stock are issued to Wyeth-Ayerst in a private transaction simultaneous with a public offering, then: (i) notwithstanding the first sentence of this Section 11.3(a), the price per share to be paid by Wyeth-Ayerst shall be equal to the price per share received by Aviron in the public offering net of any underwriting discounts and commissions; and (ii) Aviron agrees that it will file, within [***] days of the closing of such sale, a registration statement for the non-underwritten resale of Aviron common stock held (or issuable upon conversion of securities held) by Wyeth-Ayerst. Aviron agrees that it will use commercially reasonable efforts to cause such registration


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                                      29.

statement to become effective as soon as practicable and will keep such registration statement effective until the [***] of the closing of such sale.

               (b) INCENTIVES TO CONVERTIBLE DEBT HOLDERS. If a transfer contemplated by subsection (a) above involves an offer by Aviron to its then existing convertible debt holders to reduce the price of their conversion option as an incentive for such convertible debt holders to purchase additional equity in Aviron, and such debt holders participate in such offer and purchase additional equity of Aviron, then Wyeth-Ayerst shall not be obligated to purchase more than [***] of such class or series of such additional equity in Aviron (inclusive of Wyeth-Ayerst's purchase) at the same price and terms, up to a limit on Wyeth-Ayerst's purchase of [***]; provided that, in connection with this participation by Wyeth-Ayerst, [***] provides to [***] reasonable judgment) to the [***]

               (c) [***] CREDIT FACILITY. The Credit Facility provided to Aviron by Wyeth-Ayerst pursuant to the Credit Agreement (as defined in Section 13.1 of the U.S. Agreement) shall be [***] Wyeth-Ayerst under either Section 11.3(a) or
Section 11.3(b) above.

               (d) HSR FILINGS. If required by applicable law, as concluded in good faith by Wyeth-Ayerst, prior to the consummation of any purchases of securities pursuant to Section 11.3(a) or (b) above, the Parties will, at their own expense (other than any required filing fees which shall be paid by Wyeth-Ayerst), prepare and make appropriate filings under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (16 C.F.R. Sections 801.1 et Seq.)
(the "Act"). Each Party shall use its reasonable good faith efforts (not including divestiture or out-license of any assets) in the antitrust clearance process and the resolution of all issues or comments raised, and agrees to furnish to the Federal Trade Commission and the Antitrust Division of the Department of Justice any additional information reasonably requested by them in connection with such filings and the transaction contemplated by this Agreement; provided, however, that such efforts shall not require any divestiture by either Party of any products or other assets. In addition, each Party agrees to give the other Party prompt notice of any communication to or from the Federal Trade Commission or the Department of Justice regarding this transaction. Each Party will consult and cooperate with the other Party and will consider in good faith the view of the other party in connection with any analysis, appearance, presentation, memorandum, brief, opinion or proposal made or submitted in connection with any action, request, or investigation under or relating to the Act or any other federal antitrust, competition or fair trade law.

               (e)    STANDSTILL.

                      (i) The Parties agree that [***] shall be extended and shall remain in full effect until receipt of Regulatory Approval from the FDA of the Product for use in the Field.


                      (ii) Notwithstanding anything in this Agreement to the contrary, AHPC agrees that it will not, nor will it permit any of its Affiliates to, purchase or otherwise acquire, directly or indirectly from any Third Party, any equity securities of Aviron (or rights or options to purchase such securities) which in the aggregate, together with securities then held by


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                                      30.

AHPC and its Affiliates, represent or would if exercised or converted represent more than [***] of the outstanding voting common stock of Aviron.

                             (1) The preceding sentence shall not prevent AHPC
from acquiring another entity (even if at the time of acquisition, such entity owns securities of Aviron), so long as the fair market value of the Aviron securities owned by such entity represent less than [***] of the assets of such entity as of the date of the most recent available financial statements of the entity at the time of such acquisition, and AHPC agrees that within [***] of such acquisition, it will reduce the aggregate holdings of Aviron equity securities by such entity and AHPC and its other Affiliates to the extent necessary to cause such aggregate holdings to be less than [***] of the outstanding voting common stock of Aviron.

                             (2) This Section 11.3(e) will terminate and be of
no further force or effect on the later of the date of expiration or termination of this Agreement or the date of expiration or termination of the U.S. Agreement; provided, however, that this Section 11.3(e) will automatically terminate earlier upon the occurrence of any of the following events: (A) the filing with the SEC of a Schedule 13D by any person or entity indicating that a person or entity has acquired at least five percent (5%) of Aviron's voting equity securities which Schedule 13D expresses the filing party's intention to seek majority control of Aviron, whether by tender offer, merger, proxy contest or otherwise; (B) the commencement of a tender offer by any person or entity, other than AHPC or its Affiliates, to acquire fifty percent (50%) or more of Aviron's voting equity securities; (C) the solicitation of proxies by any party other than Aviron or AHPC or its Affiliates which is intended to effect a change in the majority of members of Aviron's Board of Directors; or (D) public announcement of a definitive acquisition agreement pursuant to which a Third Party would acquire more than fifty percent (50%) of Aviron's voting equity securities.

                                   ARTICLE 12

                                    ROYALTIES

        12.1 ROYALTY RATES DURING TERM OF THE AGREEMENT. Wyeth-Ayerst shall pay to Aviron a royalty of [***] of Annual Net Sales of the Product in the Territory for sales made during the term of this Agreement.

               (a) DURATION OF ROYALTY PAYMENTS. All royalties shall accrue from the Launch Date until the termination or expiration of the Agreement.

               (b) THIRD PARTY ROYALTIES.

                      (i) [***] any royalty owed to any Third Party based on Net Sales of Product, as "Product" is defined as of the Effective Date (the "Base Product") in the Territory during the term of the Agreement, subject to subsection (ii) below.

                      (ii) If (1) [***] under Section [***], or (2) the IDC determines that a change should be made to the Base Product [***] in order to improve its formulation, performance, delivery or any other aspect of such Base Product (an "Improvement"), and in


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                                      31.

either case a royalty is owed thereafter to any Third Party based on Net Sales of the Product in the Territory which would not be owed on Net Sales of the Base Product before [***] or such Improvement to the Base Product, as applicable, then [***] of such Third Party royalty [***] within thirty (30) days of invoice.

        12.2 ROYALTY REPORTS AND PAYMENTS. Within thirty (30) days after the first day of January, April, July and October of each year during the term of the Agreement, Wyeth-Ayerst shall deliver to Aviron a true and accurate report of Net Sales of Product sold by Wyeth-Ayerst, it Affiliates, and sublicensees in the Territory during the preceding three (3) month period in the Territory, on a country by country basis, accompanied by all royalties due under Section 12.1 for the period covered by such report. Such report shall also include the information necessary for Aviron to calculate "Net Sales" for each country.

        12.3 PAYMENTS. Any payments due under this Agreement shall be made in U.S. dollars by wire transfer to a bank account designated by Aviron.

        12.4 EXCHANGE RATE. The rate of exchange to be used in computing Net Sales and the amount of currency equivalent in United States dollars due to Aviron shall be made at the rate of exchange, calculated as the average of the sales and the purchase exchange rate, quoted for the close of business on the last day of business of the applicable royalty period in The Wall Street Journal.

        12.5 WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by Wyeth-Ayerst, except taxes levied thereon as income taxes to Aviron, and if such taxes are required to be withheld by Wyeth-Ayerst by the applicable national, state or local governmental entity, then Wyeth-Ayerst shall deduct such income taxes from such payments due to Aviron and shall pay such taxes on the account of Aviron, and shall secure and provide to Aviron a receipt of such payment, together with copies of all pertinent communications from or with such governmental entities with respect thereto. Wyeth-Ayerst agrees to reasonably cooperate with Aviron in any effort by Aviron in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Wyeth-Ayerst.

                                   ARTICLE 13

                                 CONFIDENTIALITY

        13.1 CONFIDENTIAL INFORMATION. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential, and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, any Information and other information and materials (including without limitation the Aviron Product Materials) furnished to it by the other Party pursuant to this Agreement or any Information developed during the course of the collaboration hereunder,


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                                      32.

or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission (the "SEC") granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

               (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party, and other than through any act or omission of the receiving Party in breach of this Agreement;

               (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

               (e) was independently developed by employees of the receiving Party who had no knowledge of or access to the Confidential Information of the other Party.

        For Confidential Information other than the Aviron Product Materials and information relating to the Aviron Product Materials or the manufacture of the Product, the non-disclosure obligations under this Section 13.1 shall terminate upon the later of: (i) [***] years following the expiration or termination of this Agreement, or (ii) [***] years from the Effective Date.

        13.2   AUTHORIZED DISCLOSURE.

               (a) Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations, provided, however, that if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information it will, except where impracticable for necessary disclosures (for example in the event of medical emergency) give reasonable advance notice to the other Party of such disclosure requirement (e.g., filings with the SEC and stock markets) and, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, unless in the judgement of such disclosing Party's legal counsel such Confidential Information is legally required to be fully disclosed.

               (b) In addition, and with prior notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions at least as protective as those of this Article 13, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article 13 shall restrict any Party from using for any purpose in accordance with this Agreement any Confidential Information independently developed by it during the course of the Collaboration hereunder, or from using Confidential


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                                      33.

Information that is specifically derived from pre-clinical or clinical trials to carry out marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

        13.3 PUBLICITY. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of a press release to be mutually agreed to by the Parties. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that any disclosure which is required by law as advised by the disclosing Party's counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure. In this regard, the Parties recognize that Aviron is a publicly-held biotechnology company, that the Product is Aviron's first potential product and that Aviron will need to provide information regarding the status of the Product to the investment community from time to time, subject to the procedures set forth in the preceding sentence. The Parties acknowledge that Aviron will be obligated to file a copy of this Agreement with the U.S. Securities and Exchange Commission. Aviron will submit a copy of its proposed filing to Wyeth-Ayerst for its input and comment and will redact, if permissible by law or regulation, or will otherwise make reasonable efforts to obtain confidential treatment of, Wyeth-Ayerst's Confidential Information contained therein.

                                   ARTICLE 14

              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

        14.1   OWNERSHIP.

               (a) PARTY'S INTELLECTUAL PROPERTY. Aviron shall solely own all right, title and interest in the Aviron Know-How and Aviron Patents. Wyeth-Ayerst shall solely own all right, title and interest in the Wyeth-Ayerst Know-How and the Wyeth-Ayerst Patents.

               (b) INVENTIONS AND INFORMATION ARISING DURING AGREEMENT. Aviron shall own all Inventions and Information discovered, generated, conceived or reduced to practice solely by one or more employees or consultants of Aviron during the term of and pursuant to the Agreement (the "Aviron Results"); and Wyeth-Ayerst shall own all Inventions discovered, generated, conceived, or reduced to practice solely by one or more employees or consultants of Wyeth-Ayerst during the term of and pursuant to the Agreement (the "Wyeth-Ayerst Results"). All Joint Technology shall be owned jointly by Aviron and Wyeth-Ayerst. Except as otherwise expressly provided in the Agreement, Aviron shall own all intellectual property, including Patents, covering the Aviron Results; Wyeth-Ayerst shall own all intellectual property, including Patents, covering the Wyeth-Ayerst Results; and the Parties shall jointly own all intellectual property covering the Joint Technology. All Joint Technology shall be subject to the licenses set forth in Section 5.1 and 5.2 during the term of this Agreement.

               (c) CONSULTANTS. Each Party shall take reasonable steps to ensure that its consultants are obligated to assign their rights in any Inventions or Information relating to the Product to the appropriate Party, or jointly to the Parties in accordance with subsection (b) above.



                                      34.

        14.2   PATENT PROSECUTION.

               (a) PARTY'S PATENTS. Aviron shall have the sole right, but not the obligation, to file applications for, prosecute and maintain the Aviron Patents. Wyeth-Ayerst shall have the sole right, but not the obligation, to file applications for, prosecute and maintain the Wyeth-Ayerst Patents. Neither Party shall be obligated to disclose to the other Party any prosecution information relating to the Aviron Patents, in the case of Aviron, and the Wyeth-Ayerst Patents in the case of Wyeth-Ayerst.

               (b) JOINT PATENTS. Aviron shall have the right to file applications for, and to determine which countries in which to file, prosecute and maintain any Joint Patents, worldwide, in the name of Aviron and Wyeth-Ayerst. Aviron will provide Wyeth-Ayerst with the opportunity to review and comment upon any material document pertaining to a Joint Patent that is to be filed with the patent office(s) in each filing jurisdiction reasonably in advance of the filing date of such document. The Parties shall equally share all expenses related to the filing, prosecution and maintenance of the Joint Patents, and Wyeth-Ayerst shall pay all invoices for such amounts within thirty
(30) days of receipt of such invoice. At any time, Wyeth-Ayerst may give Aviron written notice that it will no longer share expenses related to any particular Joint Patents, whereupon Wyeth-Ayerst shall promptly assign its ownership interest in such Joint Patent to Aviron and Aviron's obligations under this
Section 14.2(b) shall terminate. In the event of a disagreement between Aviron and Wyeth-Ayerst with respect to whether or in which countries to file a Joint Patent application, or the manner in which such application is prosecuted, or whether to abandon such application, Aviron shall consider in good faith all comments and issues raised by Wyeth-Ayerst, but shall have the final authority to make any such decisions. In the event Aviron determines not to file a specific Joint Patent application in a given jurisdiction, or to abandon such an application or any Joint Patent, it will notify Wyeth-Ayerst in writing, whereupon Wyeth-Ayerst shall have the right to pursue such application or maintain such Joint Patent, at its own expense, and Aviron shall promptly assign its ownership interest therein to Wyeth-Ayerst.

               (c) [***] Wyeth-Ayerst agrees that, within sixty (60) days following the Effective Date, it shall [***] provided that such [***] shall only be [***] with respect to [***]. Aviron reserves all rights to [***], and nothing in this subsection (c) shall [***]. Other than with respect to [***] Wyeth-Ayerst reserves all rights to [***] and nothing in this subsection (c) shall [***].

        14.3   ENFORCEMENT RIGHTS.

               (a) NOTIFICATION OF INFRINGEMENT. If either Party learns of any misappropriation of any Aviron Product Materials or Information (the "Product Rights"), or any infringement or threatened infringement by a Third Party of the Aviron Patents or Joint Patents, in each case, in the Field and in the Territory, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such misappropriation or infringement.


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                                      35.

               (b) ENFORCEMENT OF PATENTS AND PRODUCT RIGHTS IN THE TERRITORY. Aviron shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any Aviron Patents or Joint Patents or any misappropriation of the Product Rights in the Field and in the Territory, by counsel of its own choice. Wyeth-Ayerst shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Subject to the rights of Michigan, if Aviron fails to bring an action or proceeding or otherwise take appropriate action in Aviron's discretion to abate such infringement or misappropriation in the Field and in the Territory within a period of ninety (90) days of notice by Wyeth-Ayerst to Aviron requesting such action, Wyeth-Ayerst will have the right, but not the obligation, to bring and control any such infringement or misappropriation action or proceeding relating to the Aviron Patents or the Products Rights by counsel of its own choice. Aviron will cooperate with Wyeth-Ayerst in any such action or proceeding brought by Wyeth-Ayerst against a Third Party, and shall have the right to consult with Wyeth-Ayerst and to participate in and be represented by independent counsel in such litigation at its own expense. If one Party brings any such action or proceeding under this
Section 14.3(b), the other Party agrees to be joined as a party plaintiff to the extent necessary to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit. Any amounts recovered by either Party pursuant to this subsection (b) shall first be used to reimburse the Parties for any legal expenses incurred pursuant to such enforcement, and any remaining amounts shall be paid [***] to the enforcing Party and [***] to the non-enforcing Party.

               (c) SETTLEMENT WITH A THIRD PARTY. The Party that controls the prosecution of a given action under this Section 14.3 shall also have the right to control settlement of such action; provided, however, that no settlement shall be entered into with respect to a Joint Patent without the written consent of the other Party, such consent not to be unreasonably withheld or delayed.

        14.4   DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS.

               (a)    DEFENSE.

                      (i) If a Third Party asserts that a patent, trade secret, or other intangible right owned by it is infringed or misappropriated by the manufacture, use, sale, or offer for sale of the Product in the Territory, the JCC shall establish a plan for a common defense and select the Party responsible for managing such common defense plan, subject to subsection (ii) below. The costs of any such defense to such action incurred by one or both of the Parties at the direction of the JCC (including the costs of any judgment, award, decree or settlement) will be [***], subject to the provisions of Section [***].

                      (ii) If such Third Party asserts that a patent, trade secret, or other intangible right owned by it is infringed or misappropriated by the manufacture, use, sale, or offer for sale of the Base Product (as defined in Section 12.1(b)) in the Territory, then Aviron shall have the right to control the defense to such action. Wyeth-Ayerst shall have the right to participate in such defense with its own counsel at its own cost and expense.


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                                      36.

               (b) SETTLEMENT WITH A THIRD PARTY. The entity that controls the defense of a given claim under Subsection (a) with respect to the Product shall also have the right to control settlement of such claim; provided, however, that no settlement shall be entered into without the written consent of the other Party. If there is no agreement between the Parties as to any proposed settlement, then the dispute shall be decided by the ICC, and, if the ICC is unable to decide the dispute, the matter will be resolved pursuant to Article 19.

        14.5 ASSIGNMENT OF JOINT PATENTS. Neither Party may assign its rights under any Joint Patent to a Third Party except with the prior written consent of the other Party; provided, however, that either Party may assign such rights without consent to an Affiliate or other permitted assignee under this Agreement in connection with a merger, acquisition or similar reorganization or the sale of all or substantially all of its assets, or in the case of Wyeth-Ayerst, the sale or transfer of substantially the entire vaccine business of Wyeth-Ayerst, as provided for in Section 20.1.

                                   ARTICLE 15

                         REPRESENTATIONS AND WARRANTIES

        15.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants to the other Party as follows:

               (a) such Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (ii) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party's ability to perform its obligations under this Agreement;

               (b) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Each Party expressly represents and warrants that it has the full power and authority to enter into this Agreement and to carry out the obligations contemplated hereby;

               (c) such Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective Patents and Know-How in the Field in the Territory which would conflict with the rights granted to the other Party hereunder;

               (d) it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement. Each Party expressly represents and warrants that it owns (in whole or in part) or Controls all Patents and that are the subject of the licenses granted to the other Party herein; and



                                      37.

               (e) that with respect to all regulatory filings to obtain Regulatory Approvals, the data and information in each Party's submissions shall, to the best of each Party's knowledge, be free from fraud or material falsity, that the Regulatory Approvals will not be obtained either through bribery or the payment of illegal gratuities, that the data and information in each Party's submissions are and shall be accurate and reliable for purposes of supporting approval of the submissions, and that the Regulatory Approvals shall be obtained without illegal or unethical behavior of any kind;

        15.2 AVIRON REPRESENTATIONS AND WARRANTIES. Aviron represents and warrants to Wyeth-Ayerst as follows:

               (a) that to the best of its knowledge as of the Signing Date, the manufacture, use, importation, offer for sale or sale of the Product [***] as contemplated hereunder does not infringe any Third Party intellectual property right in the Territory;

               (b) that to the best of its knowledge as of the Signing Date, all and only the true inventors of the subject matter claimed are named in the Aviron Patents and all such inventors have irrevocably assigned all their rights and interests therein to Aviron;

               (c) that as of the Signing Date, it is not aware of any information material to the examination of the Aviron Patents listed in Schedule 1.6, within the meaning of 37 C.F.R. 1.56, that was not disclosed in writing to the United States Patent and Trademark Office;

               (d) that as of the Signing Date, Aviron is not in material breach, and has no knowledge of any material breach by the other party thereto, under the Michigan Agreement; that certain [***] Agreement by and between [***] and Aviron, dated [***]; that certain [***] Agreement by and between [***] and Aviron dated [***]; that certain [***] Agreement by and between Aviron and [***] dated [***]; and that certain [***] Agreement by and between Aviron and [***] dated [***].

               (e) that no federal funding was or is involved in the performance of work resulting in [***] the Aviron Patents or the Aviron Know-How, except as set forth in the disclosure schedule attached as Schedule 15.2(e) hereto.

        15.3 PERFORMANCE BY AFFILIATES AND SUBLICENSEES. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates and/or sublicensees, as permitted hereunder, provided, however, that each Party shall remain responsible for the performance by its Affiliates and sublicensees hereunder and shall cause its Affiliates and sublicensees to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy or proceed against an Affiliate or sublicensee for any obligation or performance hereunder prior to proceeding directly against such Party.

                                   ARTICLE 16

                             INFORMATION AND REPORTS


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                                      38.

        16.1 INFORMATION AND REPORTS DURING TERM OF THE AGREEMENT.

               (a) Each Party agrees to keep complete and accurate records of its activities carried out pursuant to this Agreement. Wyeth-Ayerst and Aviron will disclose and make available to each other upon written request and without charge (other than reasonable duplicating, postage and related out-of-pocket costs) all such records and all commercial, marketing, promotion, and pricing information known by Wyeth-Ayerst or Aviron directly concerning Product in the Field and in Territory at any time during the term of the Agreement. Each Party will use Commercially Reasonable Efforts to disclose to the other Party all significant information promptly after it is learned or its significance is appreciated.

               (b) Wyeth-Ayerst shall use commercially reasonable, good faith efforts to provide Aviron with a preliminary report of its sales figures for the Product in the Territory during each month or quarter that it sells Product hereunder, within thirty (30) days following the end of such month or calendar quarter. Aviron acknowledges that such report may be unaudited, is only for Aviron's internal planning use, and may be further revised prior to Wyeth-Ayerst's submission of the royalty report described in Section 12.2 for such calendar quarter.

        16.2 COMPLAINTS. Each Party shall maintain a record of all complaints it receives with respect to the Product. Each Party shall notify the other Party of any complaint with regulatory implications received by it in sufficient detail and within two (2) business days after the event, and in any event in sufficient time to allow the responsible Party to comply with any and all regulatory requirements imposed upon it; provided, however, that notice of any complaint involving a field alert report shall be transmitted within one (1) business day.

        16.3 ADVERSE DRUG EXPERIENCES. In order for the Parties to comply with their respective responsibilities under this Article 16 and otherwise relating to the reporting of adverse drug experiences, to the extent either Party receives any information regarding adverse drug experiences related to the use of the Product, whether such use is within or outside of the Territory, such Party shall promptly provide the other Party with such information in accordance with the Adverse Event Reporting Procedures set forth in Schedule 16.3 (as may be amended from time to time upon mutual agreement of the Parties).

        16.4   RECORDS OF REVENUES AND EXPENSES.

               (a) Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of [***] from the creation of individual records for examination at the other Party's expense, and not more often than [***] by an independent certified public accountant selected by the other Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. In the absence of material shortfalls (in excess of [***] of the royalties or other amounts payable under this Agreement) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by the Party requesting the audit. If material shortfalls do result, the audited Party shall bear the accounting expense. In any case, the audited Party shall pay the


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                                      39.

shortfall. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article 13. Results of any such audit shall be provided to both Parties, subject to Article 13.

               (b) If there is a dispute between the Parties following any audit performed pursuant to Subsection 16.4(a), either Party may refer the issue (an "Audit Disagreement") to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

                      (i) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Subsection 16.4(b).

                      (ii) Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

                      (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert in writing within ten (10) business days of the selection of such independent expert.

                      (iv) The independent expert shall render a decision on the matter as soon as practicable.

                      (v) The decision of the independent expert shall be final and binding and shall not be subject to Article 19, unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

                      (vi) All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by the losing Party.

                                   ARTICLE 17

                                 INDEMNIFICATION

        17.1 INDEMNIFICATION BY AVIRON. Except as set forth in Section 17.2 hereof, and except to the extent caused by Wyeth-Ayerst's negligent, reckless or willful acts or omissions, Aviron shall indemnify, defend and hold Wyeth-Ayerst and its directors, officers, employees, agents and Affiliates harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys' fees (collectively, "Liabilities"), (a) which arise out of, relate to or result from the breach by Aviron of any of its representations or warranties contained within this Agreement; (b) which arise from any claim, lawsuit or other action by a Third Party caused by the manufacture, use or sale of the Product in the Territory during the term of this Agreement due to a defect caused by Aviron's manufacture of the Product or due to a [***] including, but


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                                      40.

not limited to, a claim, lawsuit, or other action related to the death of or injury to a Third Party, but only to the extent that such claim, lawsuit or other action does not arise out of [***], (c) are attributable to statements or representations by Aviron, its employees, or its agents, that are inconsistent with, or contrary to, the Product Labeling or Product Promotional Materials; or
(d) in the case of any trademark infringement claim, lawsuit or other action, result solely from Wyeth-Ayerst's proper use of Aviron Trademarks in accordance with the terms of this Agreement.

        17.2 INDEMNIFICATION BY WYETH-AYERST. Except as set forth in Section
17.1 hereof, and except to the extent caused by Aviron's negligent, reckless or willful acts or omissions, Wyeth-Ayerst shall indemnify, defend and hold Aviron and its directors, officers, employees, agents and Affiliates harmless from and against any Liabilities which arise from any claim, lawsuit or other action to the extent such Liabilities (a) arise out of, relate to or result from the breach by Wyeth-Ayerst of any of its representations or warranties contained within this Agreement; (b) arise from any claim, lawsuit or other action by a Third Party due to a [***], including, but not limited to, a claim, lawsuit or other action related to the death of or injury to a Third Party, but only to the extent that such claim, lawsuit or other action does not arise out of Aviron's manufacture of the Product; (c) are attributable to statements or representations by Wyeth-Ayerst, its employees, or its agents, that are inconsistent with, or contrary to, the Product Labeling or Product Promotional Materials; or (d) in the case of any trademark infringement claim, lawsuit or other action, result solely from Aviron's proper use of Wyeth-Ayerst's Trademarks in connection with the Product in accordance with the terms of this Agreement.

        17.3 INDEMNIFICATION PROCEDURES. A Party which intends to claim indemnification under Section 17.1 or 17.2 hereof (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any claim, lawsuit or other action in respect of which the Indemnitee or any of its directors, officers, employees, agents and Affiliates intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents and Affiliates to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by the provisions of this Article 17. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

        17.4 INSURANCE. Each Party shall maintain comprehensive general liability insurance coverage, including products liability, with a minimum limit of not less than [***] and shall provide the other Party with a certificate of such insurance as requested.

        17.5   PAYMENT OF DAMAGES.


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                                      41.

               (a) Any Liability for which [***] becomes liable under the
Section 17.1 or 17.2 due to a [***] shall be paid first from any funds available through a vaccine injury protection compensation trust established pursuant to legislation similar to 42 U.S.C. 300 aa-1 et seq., social insurance fund, vaccine injury compensation fund, sick fund or similar arrangement that may be employable in the Territory, if applicable.

               (b) Any Liabilities not subject to subsection (a) above shall be the responsibility of the Indemnitor.

                                   ARTICLE 18

                 TERM AND TERMINATION; AVIRON CHANGE OF CONTROL

        18.1   TERM.

               (a) This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the eighth anniversary of the date of first commercial sale of the Product in the Territory, but shall in no event extend past December 31, 2012, except as set forth in Section 18.8 [***].

               (b) If, as of [***] prior to the expiration of the Agreement pursuant to Subsection 18.1(a), the Agreement has not terminated and [***] has determined that [***] of the Agreement, then [***] shall promptly notify [***], whereupon [***] shall [***]. Upon such notice, [***] shall have [***] days to [***]. If [***] timely [***], the Parties shall negotiate in good faith for a period of not more than [***] days to reach an agreement [***] in such [***] for a [***] on such terms as the Parties shall agree. If, despite such good faith negotiations, the Parties have not executed a definitive agreement for such an [***] within such [***] day period, [***][shall be free to negotiate and enter into a [***] with a Third Party, provided that prior to the expiration of the term of this Agreement, [***] shall not enter into such a [***] with a Third Party on terms and conditions that, taken as a whole, are less favorable to [***] than the terms last offered in writing by [***] for the [***].

        18.2   TERMINATION FOR MATERIAL BREACH.

               (a) Subject to the provisions of this Section 18.2, if either Party (the "Breaching Party") shall have committed a material breach of this Agreement and such material breach shall remain uncured and shall be continuing for a period of [***] days following receipt of notice thereof by the other Party (the "Non-Breaching Party"), or if such breach is incapable of cure during the applicable notice period, the Breaching Party fails to make good faith efforts to cure such breach, then the Non-Breaching Party shall have the right to terminate this Agreement by written notice to the Breaching Party. Any such notice of alleged material breach shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged material breach by the other party.


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                                      42.

               (b) If [***] terminate this Agreement as provided in subsection
(a) above if such material breach is of Sections [***].

               (c) If [***] is entitled to terminate this Agreement as provided in subsection (a) above, [***] may elect not to terminate this Agreement as so provided, and may instead [***] in accordance with Section [***]. Any [***] pursuant to such [***] hereunder. The [***] in such [***] in connection with such [***]. If [***] shall be [***] hereunder. If, upon expiration of the term of the Agreement or earlier termination of this Agreement, [***] and there are [***] hereunder, then [***].

        18.3 TERMINATION BY [***] may terminate this Agreement in whole or in part:

               (a) on [***] days written notice, in the event [***] which result in [***] sufficient to cause [***]; or

               (b) upon at least [***] prior written notice to [***] at any time after [***].

        18.4 TERMINATION [***]. This Agreement may be terminated by [***] as to any nation within the Territory after the Launch Date upon at least [***] prior written notice to [***] after the occurrence of both of the following events ("Termination Period"): (i) a [***] that the [***] and (ii) within the [***] period after the [***] cooperates in good faith with [***] in its good faith efforts to [***] and such [***] during such [***] period. Commencing [***] days following [***] receipt of [***] proper notice of termination under this Section 18.4, [***] for all [***] from such [***] which are [***] of the Termination Period. Notwithstanding the foregoing, this Section 18.4 shall not apply where [***] by the Parties.

        18.5 BANKRUPTCY. This Agreement may be terminated by either Party upon at least [***] prior written notice thereof if the other Party becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

        18.6   EFFECT OF TERMINATION.

               (a) GENERAL. Upon termination or expiration of the Agreement, (i) the licenses granted by Aviron to Wyeth-Ayerst under Sections 5.1 and 9.1 will terminate immediately; (ii) all rights in the Product shall revert immediately to Aviron; (iii) any and all claims and payment obligations that accrued prior to the date of such termination or expiration shall survive such termination;
(iv) each Party shall, within sixty (60) days of such termination, return all of the other Party's Confidential Information; and (v) Wyeth-Ayerst will return to Aviron all Aviron Product Materials, including without limitation [***] in its control; provided, however, that Wyeth-Ayerst, to the extent of the licenses granted under Section 5.1 and 9.1 and as otherwise permitted by this Agreement, shall thereafter have a reasonable period, not to exceed six (6) months following such termination or expiration, within which to sell existing inventory of Product and to use existing inventory of Product promotional Materials and Product


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                                      43.

Labeling containing any Trademarks of Aviron, in all cases according to the terms of this Agreement.

               (b)    PRODUCT RE-PURCHASE.

                      (i) Upon termination or expiration of the Agreement, Wyeth-Ayerst shall provide Aviron with full particulars of all unsold Finished Product (including quantities of Finished Product, and the dates on which the Finished Product was manufactured) in its possession. Aviron shall be entitled, at its discretion, to purchase from Wyeth-Ayerst any unsold Finished Product, at a price equal to the average transfer price per dose of the immediately preceding Flu Season. If so requested by Aviron, Wyeth-Ayerst shall arrange for delivery of the Finished Product purchased by Aviron pursuant to this subsection
(i) to such destination or destinations as may be designated by Aviron. All delivery arrangements shall be subject to the prior approval of Aviron. Freight and insurance of such delivery shall be at the cost of Aviron.

                      (ii) Any Finished Product in respect of which Aviron has notified Wyeth-Ayerst in writing that it does not wish to repurchase pursuant to subsection (i) may be sold by Wyeth-Ayerst within [***] months after termination or expiration of this Agreement, in which case the terms of this Agreement or such of them as is or are relevant shall continue to operate until the remaining Finished Product has been sold or the [***] month period expires, whichever first occurs.

               (c) JOINT TECHNOLOGY. Upon termination (other than by Wyeth-Ayerst pursuant to Section [***]) or upon expiration of the Agreement, Wyeth-Ayerst shall be deemed to have granted to Aviron the non-exclusive, world-wide, perpetual, royalty-free, sublicenseable license in the Territory under Wyeth-Ayerst's interest in the Joint Technology to use, make, have made, import, offer for sale and sell the Product in the Field. Such license shall be [***]; in the event that Aviron wishes to [***], the Parties shall agree upon [***] and as agreed by the Parties [***] of the [***] manufacture, use or sale of the Product.

               (d) WYETH-AYERST KNOW-HOW AND PATENTS. Upon termination (other than by Wyeth-Ayerst pursuant to Section [***]) or upon expiration of the Agreement, Wyeth-Ayerst shall be deemed to have granted to Aviron a non-exclusive, perpetual, royalty-free, sublicenseable license in the Territory to utilize the Wyeth-Ayerst Know-How and to practice the Wyeth-Ayerst Patents to use, make, have made, import, offer for sale and sell the Product in the Field. Such license shall be [***], in the event that Aviron wishes to [***], the Parties shall agree upon [***] and as agreed by the Parties [***] of the [***].

        18.7 WYETH-AYERST COVENANT. For period of [***] following the expiration or termination of this Agreement, Wyeth-Ayerst shall not promote, manufacture for commercial sale or use, sell, resell, or otherwise commercialize, nor shall Wyeth-Ayerst assist any Third Party or engage any Third Party to promote, manufacture for commercial sale or use, sell, resell, or otherwise commercialize, any [***], in any country within or outside of the Territory; provided that [***] shall have the burden of (a) [***], and (b) providing [***]. Aviron shall [***] under this provision only to the extent that such [***] prior to [***] described in [***].


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                                      44.

        18.8   OPTION TO EXTEND TERM OF THE AGREEMENT.

               (a) GENERAL. Subject to the provisions of this Section 18.8, Aviron hereby grants to Wyeth-Ayerst the option to extend the term of this Agreement in one (1) year increments, but in no event by more than a total of [***] provided that Wyeth-Ayerst may not exercise such option if it is in material breach of any provision of this Agreement, the U.S. Agreement or the Supply Agreement. The term of the Agreement shall not by extended by more than one (1) year during any given twelve (12) month period. Wyeth-Ayerst shall provide Aviron written notice that it is exercising its option to extend the term of the Agreement no later than [***] months prior to the date of expiration of the then current term of the Agreement (the "Extension Expiration Date"). If Wyeth-Ayerst does not provide such notice by the Extension Expiration Date, such option shall lapse and Aviron shall thereafter have no further obligation to Wyeth-Ayerst to allow it to extend the term of the Agreement. If Wyeth-Ayerst does provide such notice to Aviron by the Extension Expiration Date, then:

                      (i) Wyeth-Ayerst shall pay Aviron as set forth in subsection (b) below;

                      (ii) The term of the Agreement shall be automatically extended for one (1) year; and

                      (iii) Aviron shall have the right, but not the obligation, to require that [***] (as defined in [***]) of the [***] under the [***] (as defined in [***]) shall be [***] (as defined in [***]).

        Upon the expiration or termination of the term of this Agreement as extended under this Section 18.8, Wyeth-Ayerst's rights to sell the Product shall apply as set forth in Section 18.6(b).

               (b) OPTION PRICE. If Wyeth-Ayerst exercises its option to extend the term of the Agreement, then Wyeth-Ayerst shall pay Aviron the "Option Price" (as defined in the following sentence) for each one year extension of the term of the Agreement as permitted in subsection (a) above. The "Option Price" shall be the greater of [***] or the Designated Percentage (as defined in subsection
(c) below) of Net Sales for the final year of the term of the Agreement, [***] most recent one year extension hereunder (the "Term Extension"). In no event shall Wyeth-Ayerst be obligated to pay Aviron more than [***] in combined Option Price payments under this Section 18.8(b) and Section 19.8(b) of the U.S. Agreement for any single Calendar Year.

                      (i) OPTION PRICE PAYMENT. Wyeth-Ayerst shall make an advance payment to Aviron of [***] at the time that it provides Aviron with the written notice that it is exercising its option for each one year extension of the term of the Agreement, as set forth in subsection (a) above.

                      (ii) RECONCILIATION. During each Term Extension, and in addition to any royalties and any other payments that are due to Aviron hereunder, Wyeth-Ayerst shall pay to Aviron the applicable Designated Percentage of Net Sales [***], such payment to be made with each royalty report delivered under Section 12.2 that relates to Net Sales [***], provided


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                                      45.

that the [***] paid by Wyeth-Ayerst pursuant to subsection (i) above for such Term Extension shall be credited against any payments due from Wyeth-Ayerst under this subsection (ii) for such Term Extension, but may not be credited against any other amounts due hereunder, or under the U.S. Agreement or the Supply Agreement, including without limitation any amounts due for any Term Extension other than the Term Extension to which the [***] payment relates.

               (c) DESIGNATED PERCENTAGE. The "Designated Percentage" shall be as follows:

                      (i) For the [***] of the term of the Agreement, the "Designated Percentage" shall be deemed to be [***];

                      (ii) For the [***] of the term of the Agreement, the "Designated Percentage" shall be deemed to be [***]; and

                      (iii) For the [***] of the term of the Agreement, the "Designated Percentage" shall be deemed to be [***].

               (d) [***] shall be as follows:

                      (i) For the [***] of the term of the Agreement, the [***] shall be deemed to be [***];

                      (ii) For the [***] of the term of the Agreement, the [***] shall be deemed to be [***]; and

                      (iii) For the [***] of the term of the Agreement, the [***] shall be deemed to be [***].

        18.9 SURVIVING RIGHTS. The following provisions will survive expiration or termination of this Agreement: Sections 5.4, 5.5, 6.4, 7.6(d), 9.8(b), 10.2(j), 14.1, 14.2, 14.5, 16.3, 16.4, 18.6(b) and 18.7, and Articles 13, 17 and
20.

                                   ARTICLE 19

                               DISPUTE RESOLUTION

        19.1   DISPUTES.

               (a) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement that relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 19 if and when a dispute arises under this Agreement.


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                                      46.

               (b) Unless otherwise specifically recited in this Agreement, disputes between the Parties shall be first referred to the ICC by either Party as soon as reasonably possible after such dispute has arisen. If the ICC is unable to resolve such a dispute within ten (10) days of being requested by a Party to resolve such dispute, either Party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their designees, for attempted resolution by negotiations within fifteen (15) days after such notice is received. The designated officers are as follows:

        For Wyeth-Ayerst:       President of Wyeth-Ayerst Global Pharmaceuticals

        For Aviron:             Aviron Chief Executive Officer

In the event such designated officers are unable to resolve such dispute, the parties shall then be forced to pursue all available remedies at law or in equity; provided, however, that no lawsuit may be commenced by one Party unless it gives the other Party fifteen (15) days notice of its intent to initiate an action.

                                   ARTICLE 20

                                  MISCELLANEOUS

        20.1   ASSIGNMENT.

               (a) Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition nor similar reorganization or the sale of all or substantially all of its assets, or, in the case of Wyeth-Ayerst, the sale or transfer of substantially all of the vaccine business of Wyeth-Ayerst. [***], this Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be needed; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

               (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        20.2 CONSENTS NOT UNREASONABLY WITHHELD OR DELAYED. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, unless specifically otherwise provided.

        20.3 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or


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                                      47.

remedy such force majeure and has given the other Party prompt notice describing such event, the effect thereof and the actions being taken to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

        20.4 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        20.5 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof).

        If to Aviron:        Aviron
                             297 North Bernardo Avenue
                             Mountain View, California 94043
                             Attention:     Chief Executive Officer
                             Telephone:     (650) 919-6500
                             Facsimile:     (650) 919-6612

        With copies to:      Cooley Godward LLP
                             5 Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, California
                             Attention:  Barbara A. Kosacz
                             Telephone:     (650) 843-5000
                             Facsimile:     (650) 857-0663

        If to Wyeth-Ayerst:  Wyeth-Ayerst Laboratories
                             555 Lancaster Avenue
                             St. Davids, Pennsylvania, 19087
                             Attention:  Sr. Vice President, Global Business
                                         Development
                             Telephone:  (610) 688-5809
                             Facsimile:  (610) 688-9498

        With copies to:      American Home Products Corporation
                             Five Giralda Drive
                             Madison, New Jersey 07940
                             Attention:  Sr. Vice President and General Counsel
                             Telephone:  (973) 660-6040
                             Facsimile:  (973) 660-7155



                                      48.

        20.6 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party's rights or remedies provided in this Agreement.

        20.7 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        20.8 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

        20.9 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the [***] without regard to conflicts of laws, except for questions regarding patents, which shall be resolved in the United States courts having jurisdiction over the matter.

        20.10 HEADINGS. The Sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Sections or paragraphs to which they apply.

        20.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        20.12 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Supply Agreement, the U.S. Agreement and the Credit Agreement (as defined in Section
13.1 of the U.S. Agreement) (collectively, the "Agreements"), including all Exhibits and Schedules attached thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter thereof, and supersede and terminate all prior agreements and understandings between the Parties with respect to such subject matter, except as provided in Section 11.3(e) of this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter thereof other than as set forth therein. No subsequent alteration, amendment, change or addition to the Agreements shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. The Agreements, including without limitation the Exhibits, Schedules and attachments thereto, are intended to define the full extent of the legally enforceable undertakings of the Parties thereto with respect to the subject matter


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                                      49.
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thereof, and no promise or representation, written or oral, which is not set forth explicitly is intended by either Party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreements and to consummate the transaction contemplated thereby neither Party has relied upon any statement or representations, written or oral, other than those explicitly set forth therein.

        20.13 INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

        20.14 CURRENCY. The references in this Agreement to amounts expressed in dollars ($) shall mean United States dollars.

        20.15 BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S.C. (the "Bankruptcy Code"), licenses and rights to "intellectual Property" as defined under Section 101(60) of the Bankruptcy Code. The Parties agree that the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create and maintain current copies of or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, [***], and same, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the other Party, unless such Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of such Party upon written request therefor by the other Party. Any delivery of descriptions or embodiments of intellectual property pursuant to this Section 20.15 shall not be deemed to effect a transfer of title or other change in ownership or license rights, or to reduce in any respect the payment obligations of the receiving Party under this Agreement.


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                                      50.

        20.16  EFFECTIVE DATE.

               (a) In the event that the Effective Date has not occurred within three (3) months after the Signing Date, the Parties shall revert to their status prior to signing this Agreement; provided that Aviron may extend such three month period in one (1) month increments upon written notice to Wyeth-Ayerst, such extended period not to exceed three (3) months. This Section
20.16 shall bind Aviron and Wyeth-Ayerst upon the Signing Date, but the other provisions of the Agreement shall not become effective until the Effective Date.

               (b) As a condition precedent to this Agreement becoming effective, [***] which shall be [***] which shall [***] the following:

                             (1) [***] under this Agreement and [***] made in
accordance with [***];

                             (2) [***] this Agreement and [***] to those of the
[***];

                             (3) The [***] under the [***] as applies to [***]
to the [***] set forth in Section [***] hereof;

                             (4) [***] and maintain [***] will be deemed [***],
to be reasonably demonstrated to [***] upon its request;

                             (5) In the event that [***] under the [***] under
the [***] in Section [***] for [***] have been the [***] of this Agreement, and under the [***] of the [***] have been [***], if within [***] of the date of [***] of such [***]:

                                    (a) That it will be able to meet its
obligations under [***], provided that [***] such requirement to [***] under this subsection (a) if [***] for the [***] of such [***] to the [***] under the [***] of the [***] and the [***] but only to the extent that [***] has not [***]; and

                                    (b) That [***] is not [***] of this
Agreement, [***] (as defined in [***]) by the end of such [***] day period.

        During such [***] period, [***] the right to [***].


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                                      51.

        IN WITNESS WHEREOF, Aviron and Wyeth-Ayerst have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN HOME PRODUCTS CORPORATION           AVIRON


By: /s/ Gerad A. Jibilian                    By: /s/ Carol A. Olson
    -------------------------------              -------------------------------

Name:                                        Name:
     ------------------------------               ------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------



                                      52.

                                  SCHEDULE 1.5

                                 AVIRON PATENTS

NON-U.S. PATENTS OR APPLICATIONS ORIGINALLY FILED AS:

        [***]


NON-U.S. APPLICATIONS THAT CLAIM PRIORITY TO:

        [***]



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                                       I.

                                  SCHEDULE 1.12

                                     [***]


--------

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                                      II.

                                  SCHEDULE 1.38


                            SEQUENCE FEATURES [***]

                                     [***]

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                                      III.

                                  SCHEDULE 1.40

                               MICHIGAN AGREEMENT





                                      IV.

                                  SCHEDULE 1.53


LATIN AMERICAN REGION                        EUROPEAN REGION
Argentina                                    Austria
Bolivia                                      Belgium
Brazil                                       Bulgaria
Central America/CAR                          CIS
Chile                                        Croatia
Colombia                                     Czech
Ecuador                                      Denmark
Mexico                                       Estonia
Paraguay                                     Egypt
Peru                                         Finland
Uruguay                                      France
Venezuela                                    Germany
                                             Greece
                                             Hungary
NORTH AMERICAN REGION                        Iceland
Canada                                       Ireland
Carribean                                    Italy
                                             Latvia
                                             Luxembourg
ASIA/PACIFIC REGION                          Middle East
Hong Kong                                    Netherlands
India                                        Norway
Japan                                        Poland
Indonesia                                    Portugal
Malaysia                                     Romania
Pakistan                                     Serbia
PRC                                          South Africa
Philippines                                  Slovakia
Singapore                                    Slovenia
Taiwan                                       Spain
Thailand                                     Sweden
                                             Switzerland
                                             Turkey
                                             Ukraine
                                             UK



                                       V.

                                  SCHEDULE 1.63

                              WYETH-AYERST PATENTS

          AS OF THE EFFECTIVE DATE, THERE ARE NO WYETH-AYERST PATENTS.



                                      II.

                                SCHEDULE 16.2(F)

                     GOVERNMENT FUNDING DISCLOSURE SCHEDULE

1.      [***]

2.      AVIRON PATENTS

        Aviron was assigned Patent No. [***] (the "[***] Patent") by the [***] pursuant to that certain [***] Agreement dated [***] (the [***] Agreement"). Section [***] of the [***] Agreement states that such [***] Patent may have been developed under a funding agreement with the Government of the United States of America (the "Government"), and, if so, that the Government "may have certain rights related thereto, including, but not limited to those arising under 35 U.S.C.
        Sections 200-212 and the regulations promulgated thereunder."


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                                      III.

                                  SCHEDULE 16.3

                       ADVERSE EVENT REPORTING PROCEDURES

The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to the Product as clinically tested or marketed by or on behalf of either Party.

1.      Definitions.

1.1     An "Adverse Drug Experience" or "ADE" is defined as:

a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of the Product in humans, whether or not considered related to the use of the Product:

        (i)  occurring in the course of the use of the Product,

        (ii) associated with, or observed in conjunction with an overdose of the Product, whether accidental or intentional,

        (iii) associated with, or observed in conjunction with abuse of the product, and/or

        (iv) associated with, or observed in conjunction with withdrawal from the product.

b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of clinical trial use).

1.2

a) A "Serious ADE" is defined as any Adverse Drug Experience occurring at any dose that results in any of the following outcomes: death, a Life-Threatening Adverse Drug Experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant Disability/incapacity, or a congenital anomaly/birth defect. Other important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Drug Experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in inpatient hospitalization, or the development of drug dependency or drug abuse.

b) A Non-Serious ADE is defined as any ADE which does not meet the criteria in subsection (a) above for a Serious ADE.



                                      IV.

1.3 "Life-threatening Adverse Drug Experience" is defined as any Adverse Drug Experience that places the patient, in the view of the initial reporter, at immediate risk of death from the Adverse Drug Experience as it occurred, i.e., it does not include an Adverse Drug Experience that, had it occurred in a more severe form, might have caused death.

1.4 "Disability" is defined as a substantial disruption of a person's ability to conduct normal life functions.

1.5 "Unexpected ADE" is defined as any ADE that is not listed in the current labeling for the Product. This includes events that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differ from the event because of greater severity or specificity.

1.6 "Associated with or related to the use of the Product" is defined as: A reasonable possibility exists that the ADE was caused by the Product.

1.7 "NDA Holder" is defined as: An "Applicant" as defined in 21 CFR Part 314.3(b), for regulatory approval of the Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

1.8 "IND Holder" is defined as: A "Sponsor" as defined in 21 CFR Part 313.1(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

1.9 Capitalized terms not defined in this Schedule shall have the meaning assigned thereto in the Agreement.

2. With respect to the Product, the Parties agree as follows:

        a. All initial reports and any follow-up information (oral or written) for any and all Serious ADEs (other than with respect to animal studies), which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder and IND Holder (individually and collectively referred to as "Holders") within forty-eight (48) hours of receipt of the information. Written confirmation of the Serious ADE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty-eight (48) hours of initial report of the Serious ADE by such Party.

        b. Both Parties shall exchange Medwatch and/or CIOMs forms and other health authority reports within forty-eight (48) hours of submission to any Regulatory Authority.

        c. All initial reports and follow-up information received for all Non-Serious ADEs for the Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party within ten (10) days, on Medwatch or CIOMs forms (where possible).

        d. Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious ADEs and/or Non-Serious ADEs, provided,



                                       V.

however, that neither Party shall be obligated to delay reporting of any ADE in violation of applicable law or regulations regarding the reporting of ADEs.

3. The Parties further agree that:

a. A written report be forwarded to the other Party within forty-eight (48) hours of receipt by the Party making the report, for adverse drug experiences for animal studies which suggest a potential significant risk for humans ("Animal ADEs");

b. Each Party will give the other Party a report via a print-out or computer disk of all ADEs and Animal ADEs reported to it and its Affiliates relating to the Product or Substance within the last year, within thirty (30) days of receipt of a written request from the other Party, but not more often than four
(4) times a year;

c. If either Party wishes access to ADE reports of the other Party relating to the Product, upon request of that Party, the other Party shall make available its ADE records relating to the Product (including computer disks) for viewing and copying by the other Party. The Parties may discuss the transfer of ADE reports by computer disk.

d. Disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market the Product.

4. Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing Product pursuant to the Agreement and/or performing clinical trials with respect to Product:

a. Upon the Effective Date, each Party shall identify the individuals who shall be responsible for identifying all ADE reporting requirements in every country in the Territory as set forth in the Agreement, and any amendments thereto;

b. To immediately consult with the other Party, with respect to the investigation and handling of any Serious ADE disclosed to it by the other Party or by a Third Party and to allow the other Party to review the Serious ADE and to participate in the follow-up investigation;

c. To immediately advise the other Party of any communication received from a health authority regarding the safety of the Product and consult with the other Party with respect to any Product warning, labeling change or change to an investigators' brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;

d. To diligently handle in a timely manner the follow-up investigation and resolution of each ADE reported to it;

e. To provide the other Party access to its ADE reporting system and documentation as set forth in Section 3 of this Schedule, upon prior written notice, during normal business hours, at the expense of the auditing Party and under the confidentiality obligations set forth in the Agreement;



                                      VI.

f. To meet in a timely fashion from time to time as may be reasonably required to implement the ADE reporting and consultation procedures described in this
Schedule 17.3, including identification of those individuals in each Party's drug safety group who will be responsible for reporting to and receiving ADE information from the other Party, and the development of a written standard operating procedure with respect to ADE reporting responsibilities, including reporting responsibilities to investigators;

g. Where possible and practical, to transmit all data electronically;

h. to report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the ADE reporting responsibilities hereunder;

i. to utilize English as the language of communication and data exchange between the Parties;

j. to develop a system of exchange of documents and information in the event that the Agreement involves more than two Parties;

k. to work together to develop a secure electronic system to transmit ADE data.

5. The Parties may meet after the Effective Date of the Agreement to establish a separate agreement for ADE information exchange which will supersede this
Schedule 16.3.



                                      VII.

                                        TABLE OF CONTENTS                                 PAGE

ARTICLE 1         DEFINITIONS................................................................1

        1.1    "Affiliate"...................................................................2

        1.2    "Agency"......................................................................2

        1.3    "Annual Net Sales"............................................................2

        1.4    "Aviron Know-How".............................................................2

        1.5    "Aviron Patents"..............................................................2

        1.6    "Aviron Product Materials"....................................................2

        1.7    "Aviron Results"..............................................................2

        1.8    "Calendar Year"...............................................................2

        1.9    "Collaboration"...............................................................2

        1.10   "Commercialization Expenses"..................................................2

        1.11   "Commercially Reasonable Efforts".............................................3

        1.12   "[***]".......................................................................3

        1.13   "Confidential Information"....................................................3

        1.14   "Control" or "Controlled".....................................................3

        1.15   "Effective Date"..............................................................3

        1.16   "EMEA"........................................................................3

        1.17   "FDA".........................................................................3

        1.18   "Field".......................................................................3

        1.19   "Finished Product"............................................................3

        1.20   "Flu Season"..................................................................3

        1.21   "Good Clinical Practice" or "GCP".............................................4

        1.22   "Good Laboratory Practice" or "GLP"...........................................4

        1.23   "Good Manufacturing Practice" or "GMP"........................................4

        1.24   "Information".................................................................4

        1.25   "Injectable Product"..........................................................4

        1.26   "International Commercialization Committee" or "ICC"..........................4

        1.27   "International Commercialization Plan"........................................5

        1.28   "International Development Committee" or "IDC"................................5

        1.29   "International Development Plan"..............................................5

        1.30   "Invention"...................................................................5


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                                       i.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        1.31   "JCC".........................................................................5

        1.32   "JDC".........................................................................5

        1.33   "Joint Patent"................................................................5

        1.34   "Joint Technology"............................................................5

        1.35   "Launch" or "Launch Date".....................................................5

        1.36   "[***]".......................................................................5

        1.37   "MAA".........................................................................5

        1.38   "[***]".......................................................................5

        1.39   "Michigan"....................................................................6

        1.40   "Michigan Agreement"..........................................................6

        1.41   "Net Sales"...................................................................6

        1.42   "[***]".......................................................................6

        1.43   "[***]".......................................................................7

        1.44   "[***]".......................................................................7

        1.45   "Patent"......................................................................7

        1.46   "Person"......................................................................7

        1.47   "PLA".........................................................................7

        1.48   "Primary Brand Trademarks"....................................................7

        1.49   "Product".....................................................................7

        1.50   "Product Labeling"............................................................7

        1.51   "Product Promotional Materials"...............................................7

        1.52   "Promote" or "Promotion"......................................................7

        1.53   "Region"......................................................................8

        1.54   "Regulatory Approvals"........................................................8

        1.55   "Signing Date"................................................................8

        1.56   "Supply Agreement"............................................................8

        1.57   "Target Population"...........................................................8

        1.58   "Territory"...................................................................8

        1.59   "Third Party".................................................................8

        1.60   "Trademarks"..................................................................8


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                                      ii.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        1.61   "U.S. Agreement"..............................................................9

        1.62   "U.S. Territory"..............................................................9

        1.63   "Wyeth-Ayerst Know-How".......................................................9

        1.64   "Wyeth-Ayerst Patents"........................................................9

        1.65   "Wyeth-Ayerst Results"........................................................9

ARTICLE 2         SCOPE; MANAGEMENT..........................................................9

        2.1    Scope.........................................................................9

        2.2    Management of the Collaboration...............................................9

        2.3    Composition and Conduct of the Committees....................................10

        2.4    Meetings of the Committees...................................................10

        2.5    Limitations of Committee Powers..............................................10

        2.6    Authority to Call Meetings...................................................11

ARTICLE 3         INTERNATIONAL COMMERCIALIZATION COMMITTEE.................................11

        3.1    Functions and Powers of the International Commercialization Committee........11

        3.2    International Commercialization Committee Actions............................11

ARTICLE 4         INTERNATIONAL DEVELOPMENT COMMITTEE.......................................12

        4.1    Functions and Powers of the International Development Committee..............12

ARTICLE 5         LICENSES..................................................................12

        5.1    License Grant Within the Territory...........................................12

        5.2    License Grant to Aviron......................................................12

        5.3    Sublicenses/Distributorships.................................................13

        5.4    Joint Technology.............................................................13

        5.5    Michigan Retained Rights.....................................................14

        5.6    Wyeth-Ayerst [***]...........................................................14

        5.7    Aviron [***].................................................................15

        5.8    [***]........................................................................15

        5.9    Other Development Activities by Aviron.......................................16

        5.10   Reservation of Rights........................................................17

        5.12   [***]........................................................................17

ARTICLE 6         PRODUCT DEVELOPMENT.......................................................17


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                                      iii.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        6.1    Current Status...............................................................17

        6.2    Product Development..........................................................18

        6.3    International Development Plan...............................................18

        6.4    Regulatory Applications......................................................18

        6.5    Supplements..................................................................20
        6.6    Regulatory Meetings and Correspondence.......................................20

        6.7    Records......................................................................20

ARTICLE 7         MARKETING.................................................................20

        7.1    Principles of Promotion......................................................20

        7.2    International Commercialization Plan.........................................21

        7.3    Sales and Distribution; Recalls..............................................21

        7.4    Promotion, Commercialization and Sales and Marketing Expenses................21

        7.5    Commercialization Expense Commitment.........................................21

        7.6    Promotional and Advertising Materials........................................22

        7.7    Product Pricing..............................................................22

        7.8    Voluntary Product Recalls....................................................22

        7.9    Regulatory Obligations.......................................................23

        7.10   Promotion Responsibilities...................................................23

        7.11   Compliance with Applicable Law...............................................23

        7.12   Failure to Commercialize.....................................................23

ARTICLE 8         MANUFACTURE AND SUPPLY....................................................24

        8.1    Supply of [***] Product......................................................24

ARTICLE 9         TRADEMARK MATTERS.........................................................24

        9.1    Licenses.....................................................................24

        9.2    Validity of Trademarks.......................................................24

        9.3    Form of Use..................................................................24

        9.4    No Contest...................................................................24

        9.5    Confusingly Similar and/or Combination Marks.................................25

        9.6    Registration Costs...........................................................25

        9.7    Infringement.................................................................25


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                                      iv.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        9.8    Trade Dress, Logos, and the Like.............................................25

ARTICLE 10        MICHIGAN AGREEMENT........................................................26

        10.1   Sublicense Limitation........................................................26

        10.2   Wyeth-Ayerst Obligations.....................................................26

        10.3   Use of Aviron Product Materials..............................................27

        10.4   Warranty Disclaimer..........................................................27

        10.5   Sublicense Termination.......................................................27

        10.6   Insurance....................................................................27

        10.7   Cooperation..................................................................28

        10.8   Sublicenses..................................................................28

ARTICLE 11        PAYMENTS..................................................................28

        11.1   License Fee..................................................................28

        11.2   Other Payments...............................................................28

        11.3   Wyeth-Ayerst Financing.......................................................29

ARTICLE 12        ROYALTIES.................................................................31

        12.1   Royalty Rates during term of the Agreement...................................31

        12.2   Royalty Reports and Payments.................................................32

        12.3   Payments.....................................................................32

        12.4   Exchange Rate................................................................32

        12.5   Withholding..................................................................32

ARTICLE 13        CONFIDENTIALITY...........................................................32

        13.1   Confidential Information.....................................................32

        13.2   Authorized Disclosure........................................................33

        13.3   Publicity....................................................................34

ARTICLE 14        OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS......................34

        14.1   Ownership....................................................................34

        14.2   Patent Prosecution...........................................................35

        14.3   Enforcement Rights...........................................................35

        14.4   Defense and Settlement of Third Party Claims.................................36

        14.5   Assignment of Joint Patents..................................................37

ARTICLE 15        REPRESENTATIONS AND WARRANTIES............................................37



                                       v.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        15.1   Mutual Representations and Warranties........................................37

        15.2   Aviron Representations and Warranties........................................38

        15.3   Performance by Affiliates and Sublicensees...................................38

ARTICLE 16        INFORMATION AND REPORTS...................................................38

        16.1   Information and Reports During term of the Agreement.........................39

        16.2   Complaints...................................................................39

        16.3   Adverse Drug Experiences.....................................................39

        16.4   Records of Revenues and Expenses.............................................39

ARTICLE 17        INDEMNIFICATION...........................................................40

        17.1   Indemnification by Aviron....................................................40

        17.2   Indemnification by Wyeth-Ayerst..............................................41

        17.3   Indemnification Procedures...................................................41

        17.4   Insurance....................................................................41

        17.5   Payment of Damages...........................................................41

ARTICLE 18        TERM AND TERMINATION; AVIRON CHANGE OF CONTROL............................42

        18.1   Term.........................................................................42

        18.2   Termination for Material Breach..............................................42

        18.3   Termination by [***].........................................................43

        18.4   Termination [***]............................................................43

        18.5   Bankruptcy...................................................................43

        18.6   Effect of Termination........................................................43

        18.8   Option to Extend Term of the Agreement.......................................44

        18.9   Surviving Rights.............................................................46

ARTICLE 19        DISPUTE RESOLUTION........................................................46

        19.1   Disputes.....................................................................46

ARTICLE 20        MISCELLANEOUS.............................................................47

        20.1   Assignment...................................................................47

        20.2   Consents Not Unreasonably Withheld or Delayed................................47

        20.3   Force Majeure................................................................47

        20.4   Further Actions..............................................................48


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                                      vi.

                                        TABLE OF CONTENTS                                 PAGE
                                          (CONTINUED)
        20.5   Notices......................................................................48

        20.6   Waiver.......................................................................49

        20.7   Severability.................................................................49

        20.8   Ambiguities..................................................................49

        20.9   Governing Law................................................................49

        20.10  Headings.....................................................................49

        20.11  Counterparts.................................................................49

        20.12  Entire Agreement; Amendments.................................................49

        20.13  Independent Contractors......................................................50

        20.14  Currency.....................................................................50

        20.15  Bankruptcy...................................................................50

        20.16  Effective Date...............................................................51

SCHEDULE 1.5  AVIRON PATENTS.................................................................I

SCHEDULE 1.12  [***]........................................................................II

SCHEDULE 1.38  Sequence Features [***].....................................................III

SCHEDULE 1.40  MICHIGAN AGREEMENT...........................................................IV

SCHEDULE 1.53  ..............................................................................V

SCHEDULE 1.63  WYETH-AYERST PATENTS.........................................................II

SCHEDULE 16.2(F)  GOVERNMENT FUNDING DISCLOSURE SCHEDULE...................................III

SCHEDULE 16.3  ADVERSE EVENT REPORTING PROCEDURES...........................................IV


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                                      vii.